  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1997

                                                REGISTRATION NO. 333-25445
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                 DEPOMED, INC.
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                      8731                  94-3229046
     (STATE OR OTHER             (PRIMARY STANDARD         (I.R.S. EMPLOYER
     JURISDICTION OF         INDUSTRIAL CLASSIFICATION    IDENTIFICATION NO.)
     INCORPORATION OR               CODE NUMBER)
      ORGANIZATION)

                                ---------------

                              1170 B CHESS DRIVE,
                         FOSTER CITY, CALIFORNIA 94404
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                 JOHN W. FARA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              1170 B CHESS DRIVE
                         FOSTER CITY, CALIFORNIA 94404
                                (415) 513-0990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  Copies to:
           JULIAN N. STERN                         LAWRENCE B. FISHER
         STEPHEN C. FERRUOLO               ORRICK, HERRINGTON & SUTCLIFFE LLP
   HELLER EHRMAN WHITE & MCAULIFFE                  666 FIFTH AVENUE
        525 UNIVERSITY AVENUE                   NEW YORK, NEW YORK 10103
     PALO ALTO, CALIFORNIA 94301               TELEPHONE: (212) 506-5000
      TELEPHONE: (415) 324-7000                FACSIMILE: (212) 506-5151
      FACSIMILE: (415) 324-0638

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 17, 1997

PROSPECTUS

                                 DEPOMED, INC.

                      2,500,000 SHARES OF COMMON STOCK AND
              1,250,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                  -----------

  DepoMed, Inc., a California corporation (the "Company"), hereby offers (the "Offering") 2,500,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), and 1,250,000 redeemable common stock purchase warrants (the "Warrants"). The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." The Shares and Warrants may only be purchased together on the basis of two shares of Common Stock and one Warrant and will trade separately immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise
price of $    per share [140% of the initial public offering price per share of
Common Stock], at any time during the period commencing on    , 1998 [twelve
months from the date of the Prospectus] until    , 2002 [5 years after the date
of this Prospectus]. Commencing    , 1998 [18 months from the date of the
Prospectus], the Warrants are subject to redemption by the Company, in whole but not in part, at $0.10 per Warrant, on 30 days' prior written notice provided that the average closing sale price of the Common Stock as reported on
the American Stock Exchange ("AMEX") equals or exceeds $    per share [150% of
the initial public offering price per share of Common Stock] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities--Warrants."

  Prior to this Offering, there has been no public market for the Common Stock or the Warrants and there can be no assurance that such a market will develop after the completion of this Offering, or, if developed, that it will be sustained. It is currently anticipated that the initial public offering prices will be $6.00-$7.00 per Share and $0.10 per Warrant, respectively. For information regarding the factors considered in determining the initial public offering prices of the Shares and Warrants and the terms of the Warrants, see "Risk Factors" and "Underwriting." Application has been made to include the Shares and Warrants on the AMEX under the symbols "DMI" and "DMI.WS," respectively.

                                  -----------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
            AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
                     COMMENCING ON PAGE 7 AND "DILUTION."

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

================================================================================
                                             PRICE TO   UNDERWRITING PROCEEDS TO
                                              PUBLIC    DISCOUNT(1)  COMPANY(2)
--------------------------------------------------------------------------------
Per Share.................................    $            $            $
--------------------------------------------------------------------------------
Per Warrant...............................    $            $            $
--------------------------------------------------------------------------------
Total(3)..................................  $            $           $
================================================================================

(1) Does not include additional compensation payable to National Securities Corporation, the representative (the "Representative") of the several Underwriters, in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.
(2) Before deducting expenses payable by the Company estimated at $   ,
    excluding the non-accountable expense allowance payable to the
    Representative.
(3) The Company has granted to the Representative an option, exercisable within 45 days after the date of this Prospectus, to purchase up to 375,000 additional shares of Common Stock and/or up to 187,500 additional Warrants, all upon the same terms and conditions as set forth above, solely to cover over-allotments, if any (the "Over-Allotment Option"). If such Over-Allotment Option is exercised in full, the total Price to Public,
    Underwriting Discount, Proceeds to Company will be $   , $    and $   ,
    respectively. See "Underwriting."

                                  -----------

  The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities will be made against payment at the offices of
National Securities Corporation, Seattle, Washington, on or about    , 1997.

                        NATIONAL SECURITIES CORPORATION

                  THE DATE OF THIS PROSPECTUS IS      , 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS, INCLUDING PURCHASES OF THE COMMON STOCK AND/OR WARRANTS TO STABILIZE THEIR RESPECTIVE MARKET PRICES, PURCHASES OF THE COMMON STOCK AND/OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION MAINTAINED BY THE UNDERWRITERS IN THE COMMON STOCK AND/OR WARRANTS, RESPECTIVELY, AND THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  This Prospectus contains forward-looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The following summary is qualified in its entirety by the more detailed information and the Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Except as otherwise noted, all information in this Prospectus (i) assumes no exercise of the Over-Allotment Option, (ii) gives effect to a one-for-three reverse stock split of the Common Stock on
     , 1997, (iii) assumes the Warrants and the Representative's Warrants are not exercised, (iv) assumes no exercise of 76,923 warrants to purchase Common Stock (the "Bridge Warrants") issued in connection with the Company's Bridge Financing (the "Bridge Financing") completed in April 1997, and (v) reflects the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock") into 908,622 shares of Common Stock effective automatically upon the closing of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Securities," "Underwriting" and Notes to Financial Statements.

                                  THE COMPANY

  DepoMed, Inc. (the "Company") is a development stage company engaged in the development of new and proprietary oral drug delivery technologies. Utilizing these technologies, the Company has developed two types of oral drug delivery systems, the Gastric Retention System (the "GR System") and the Reduced Irritation System (the "RI System" and, collectively with the GR System, the "DepoMed Systems"). The GR System is designed to be retained in the stomach for an extended period of time while it delivers the incorporated drug or drugs, and the RI System is designed to reduce the gastrointestinal ("GI") irritation that is a side effect of many drugs. In addition, the DepoMed Systems are designed to provide continuous, controlled delivery of an incorporated drug.

  The Company intends to develop products utilizing the DepoMed Systems in collaboration with pharmaceutical and biotechnology companies, from which the Company expects to receive license fees, research and development funding, milestone payments and royalties. The Company also intends to develop either independently or jointly certain over-the-counter ("OTC") products utilizing off-patent drugs in the DepoMed Systems.

  The Company currently has a joint research and development agreement with Bristol-Myers Squibb Company ("BMS") to develop a product incorporating a BMS proprietary compound into the GR System. In addition, the Company has entered into a feasibility study with GalaGen Inc. ("GalaGen") to use the GR System to enhance local effectiveness and/or provide continuous, controlled delivery of GalaGen's proprietary immunoglobulin (a protein of the immune system) products. The Company is also independently developing a reduced irritation aspirin product and an enhanced absorption calcium supplement product and has identified certain other product candidates expected to benefit from the DepoMed Systems. In April 1997, the Company and Oakmont Pharmaceuticals, Inc. ("Oakmont") signed a letter of intent to enter into an agreement pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and have rights to distribute and sell these products in territories to be determined. The letter of intent also provides for the Company and Oakmont each to offer rights to future products to the other party.

  The DepoMed Systems include proprietary formulations of drug-containing polymeric units that allow multihour delivery of an incorporated drug continuously into the stomach either for prolonged, local treatment in the stomach or for enhanced absorption in the GI tract. The Company believes that the GR System has the ability to enhance the bioavailability (blood levels) of drugs that are preferentially absorbed in the stomach, allow for more effective treatment of local stomach disorders, and provide continuous and extended delivery of drugs to the upper part of the small intestine, the site where many drugs are absorbed most efficiently. The RI System is designed to reduce the irritation to the GI tract caused by many commonly used drugs, including aspirin. The Company believes the RI System has the potential to make such drugs less irritating and therefore more widely used.

  In addition to the benefits described above, the Company believes that the DepoMed Systems may offer additional advantages including multihour release patterns for drugs of almost any solubility and the ability to use drug combinations previously not feasible due to the pharmacokinetic (absorption, distribution, metabolism and excretion) differences of drugs. The Company believes that by reducing the frequency of drug administration, use of the DepoMed Systems may lead to reduced costs and improved patient compliance. Also, by providing new formulations of existing products using the DepoMed Systems, the Company believes that it will be able to provide its collaborative partners with the ability to extend their patent franchises on such products.

  The Company intends to have the DepoMed Systems used with as many pharmaceutical products as possible with an emphasis on pharmaceutical products which command a large market share or are in large market segments and where the Company believes the DepoMed Systems will provide an advantage over other drug delivery systems. The Company's primary strategy for the development and commercialization of the DepoMed Systems involves establishing collaborative relationships with pharmaceutical and biotechnology companies to develop improved therapeutic products. The Company also intends to develop improved products using off-patent and/or OTC drugs that utilize the DepoMed Systems either independently or jointly by entering into collaborative partnerships with pharmaceutical, biotechnology or other health care companies.

  The Company was incorporated in the State of California in August 1995. Pursuant to a settlement agreement between M6 Pharmaceuticals, Inc. ("M6") on the one hand, and Dr. John W. Shell and DepoMed Systems, Inc. ("DSI") on the other hand, the Company obtained substantially all the assets, and assumed certain liabilities, attributable to the business conducted by DSI prior to its merger into M6. The Company's executive offices are located at 1170 B Chess Drive, Foster City, California 94404 and its telephone number is (415) 513-0990.

                                  THE OFFERING

Securities offered...................  2,500,000 shares of Common Stock and
                                       1,250,000 Warrants.

Terms of Warrants....................  Each Warrant entitles the holder thereof
                                       to purchase, at any time commencing    ,
                                       1998 [one year after the date of this
                                       Prospectus], until    , 2002 [five years
                                       after the date of this Prospectus], one
                                       share of Common Stock at a price of $
                                       per share [140% of the initial public
                                       offering price per share of Common
                                       Stock]. Commencing    , 1998 [18 months
                                       after the date of this Prospectus], the
                                       Warrants are subject to redemption by
                                       the Company, in whole but not in part,
                                       at $.10 per Warrant provided that the
                                       average closing sale price of the Common
                                       Stock as reported on the AMEX equals or
                                       exceeds $    per share [150% of the
                                       initial public offering price of the
                                       Common Stock] for any 20 trading days
                                       within a period of 30 consecutive
                                       trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities."

Common Stock outstanding prior to      4,263,447 shares of Common Stock.
 the Offering(1).....................

Securities to be outstanding after     6,763,447 shares of Common Stock and
 the Offering(1).....................  1,250,000 Warrants.

Use of proceeds......................  For research and development, laboratory and facilities capital expenditures,
                                       repayment of certain indebtedness and
                                       working capital and general corporate
                                       purposes. See "Use of Proceeds."

AMEX symbols:

  Common Stock.......................  DMI

  Warrants...........................  DMI.WS

Risk Factors.........................  An investment in the Securities offered hereby involves a high degree of risk
                                       and immediate and substantial dilution,
                                       and should be made only by investors who
                                       can afford the loss of their entire
                                       investment. See "Risk Factors" and
                                       "Dilution."
--------

(1) Excludes 196,667 shares of Common Stock issuable upon exercise of outstanding stock options as of March 31, 1997 at a weighted average exercise price of $1.64 per share under the Company's 1995 Stock Option Plan (the "Stock Plan"). Also excludes 128,333 shares available for grant under the Stock Plan as of March 31, 1997. In April 1997, the Board of Directors approved an increase of 250,000 shares to the Stock Plan. In April and June 1997, the Board of Directors granted options to purchase 71,666 and 68,333 shares of Common Stock, respectively, at a weighted average exercise price of $4.30 per share. See "Management--1995 Stock Option Plan."

                         SUMMARY FINANCIAL INFORMATION

                             INCEPTION                  THREE MONTHS ENDED
                          (AUGUST 7, 1995)  YEAR ENDED       MARCH 31,
                          TO DECEMBER 31,  DECEMBER 31, --------------------
                                1995           1996       1996       1997
                          ---------------- ------------ ---------  ---------
STATEMENTS OF OPERATIONS
 DATA:
Product development rev-
 enue...................     $     --       $ 317,971   $     --   $ 127,039
Operating expenses:
  Research and develop-
   ment.................       138,816        390,496     104,852    135,788
  General and adminis-
   trative..............       155,157        393,676     129,305    170,499
  Purchase of in-process
   research and develop-
   ment.................       298,154            --          --         --
                             ---------      ---------   ---------  ---------
    Total operating ex-
     penses.............       592,127        784,172     234,157    306,287
Loss from operations....      (592,127)      (466,201)   (234,157)  (179,248)
Interest expense, net...         8,541          6,572        (419)     4,470
                             ---------      ---------   ---------  ---------
Net loss................     $(600,668)     $(472,773)  $(233,738) $(183,718)
                             =========      =========   =========  =========
Pro forma net loss per
 share..................                    $   (0.11)  $   (0.05) $   (0.04)
                                            =========   =========  =========
Shares used in computing
 pro forma net loss per
 share(1)...............                    4,312,910   4,290,321  4,444,682
                                            =========   =========  =========

                          MARCH 31, 1997
                    ---------------------------
                                   PRO FORMA
                      ACTUAL     AS ADJUSTED(2)
                    -----------  --------------
BALANCE SHEET DATA:
Working capital
 (deficit)......... $  (413,071)  $13,586,929
Total assets.......     536,885    14,238,763
Notes payable to
 shareholders......     298,122           --
Deficit accumulated
 during the devel-
 opment stage......  (1,257,159)   (1,257,159)
Total shareholders'
 equity (net capi-
 tal deficiency)...    (265,379)   13,734,621

--------
(1) See Note 2 of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing pro forma net loss per share.

(2) Adjusted to give effect to (i) the Bridge Financing, and (ii) the receipt of the estimated net proceeds of the Offering upon an assumed initial public offering price of $6.50 per Share and $.10 per Warrant and the initial application of the net proceeds therefrom. See "Use of Proceeds."

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors should carefully review and consider the risk factors described below and other information in this Prospectus before purchasing the Securities.

EARLY STAGE OF DEVELOPMENT; WORKING CAPITAL DEFICIT; LIMITED REVENUES; LIMITED OPERATING HISTORY

  The Company is at an early stage of development and is subject to all business risks associated with a new enterprise, including constraints on the Company's financial and personnel resources, lack of established credit facilities and collaborative partnering relationships, and uncertainties regarding product development and future revenues. At March 31, 1997, the Company had an accumulated deficit of $1,257,159 and a working capital deficit of $413,071. The Company anticipates that it will continue to incur substantial additional operating losses for at least the next several years and expects cumulative losses to increase as the Company's research and development efforts expand. The Company has had only minimal revenues to date from collaborative research and development arrangements and feasibility studies, and no revenues from product sales. There can be no assurance as to when or whether it will be able to develop significant sources of revenue or that its operations will become profitable, even if it is able to commercialize any products.The Company has only a limited history of operations, consisting primarily of development of its products and sponsorship of research. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes to Financial Statements.

GOING CONCERN DISCLOSURE IN INDEPENDENT AUDITORS' REPORT

  The report of the Company's independent auditors with respect to the Company's financial statements included in this Prospectus includes a "going concern" modification, indicating that the Company's losses and deficits in working capital and shareholders' equity raise substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes to Financial Statements.

NO ASSURANCE OF SUCCESSFUL PRODUCT DEVELOPMENT

  The Company's research and development programs are at an early stage of development. Substantial additional research and development will be necessary in order for the Company to develop the DepoMed Systems, and there can be no assurance that the DepoMed Systems will be developed or that products utilizing the DepoMed Systems will be commercialized by the Company or third parties in a timely manner or at all. In addition to further research and development related to the DepoMed Systems, products utilizing the DepoMed Systems will require clinical testing, regulatory approval and substantial additional investment prior to commercialization. There can be no assurance that products utilizing the DepoMed Systems will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, be eligible for third-party reimbursement from governmental or private insurers, be successfully marketed or achieve market acceptance. Further, the DepoMed Systems may prove to have undesirable or unintended side effects that may prevent or limit their commercial use. The Company or its collaborative partners may find that products that appeared promising in preclinical studies do not demonstrate efficacy in larger-scale clinical trials and/or that such products will not receive regulatory approvals. Accordingly, any product development program undertaken by the Company may be curtailed, redirected or eliminated at any time which could have a material adverse effect on the Company. See "Business--The DepoMed Systems."

NEED FOR SUBSTANTIAL ADDITIONAL FUNDS

  The Company anticipates that the net proceeds from this Offering will enable it to meet its capital and operational requirements for at least the 12 months following the date of this Prospectus. However, this expectation is based on the Company's current operating plan which can change as a result of many factors, and the Company could require additional funding sooner than anticipated. The Company's cash needs may also vary materially from those now planned because of results of research and development, relationships with possible collaborative partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, results of clinical testing, requirements of the United States Food and Drug Administration ("FDA") and comparable foreign regulatory agencies and other factors. The Company will require substantial funds of its own or from third parties to conduct research and development, preclinical and clinical testing, and to manufacture (or have manufactured) and market (or have marketed) the products utilizing the DepoMed Systems. The net proceeds of this Offering are not expected to be sufficient to fund the Company's operations through commercialization of products yielding sufficient revenues to support the Company's operations. The Company has no credit facility or other committed sources of capital. To the extent capital resources are insufficient to meet future capital requirements, the Company will have to raise additional funds to continue the development of the DepoMed Systems. There can be no assurance that such funds will be available on favorable terms, or at all. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to the Company's shareholders. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into collaboration agreements on unattractive terms. The Company's inability to raise capital would have a material adverse effect on the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON AND NEED FOR COLLABORATIVE PARTNERS

  The Company's strategy for the research, development, clinical testing, manufacturing and commercialization of products utilizing the DepoMed Systems requires entering into collaborative arrangements with pharmaceutical and biotechnology companies. The Company has received substantially all of its revenues since inception from BMS and GalaGen and intends to enter into collaborative arrangements with other companies to fund the continued development of the DepoMed Systems, commercialize potential products utilizing the DepoMed Systems and assist in obtaining regulatory approval. Although the Company has entered into a joint research agreement with BMS and a feasibility study with GalaGen, there can be no assurance that either BMS or GalaGen will choose to continue to fund these projects or enter into arrangements to commercialize products utilizing the DepoMed Systems or, if they do, that any products utilizing the DepoMed Systems will be successfully developed or commercialized. Although the Company has entered into a letter of intent with Oakmont pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and have rights to distribute and sell these products in certain territories, there can be no assurance that the Company and Oakmont will enter into a definitive agreement or, if they do, that the Company will be successful in developing these products or Oakmont will be successful in manufacturing, distributing or marketing them. Further, there can be no assurance that any of the Company's present or future collaborative partners will perform their obligations as expected or will devote sufficient resources to the development, clinical testing or marketing of the Company's potential products developed under the collaborations or that the Company will be able to negotiate future collaborative arrangements on acceptable terms, if at all, or that such collaborations will be successful. Any parallel development by a collaborative partner of alternative technologies, preclusion of the Company from entering into competitive arrangements, failure to obtain timely regulatory approvals, premature termination of an agreement, or failure by a collaborative partner to devote sufficient resources to the development and commercialization of products utilizing the DepoMed Systems could have a material adverse effect on the Company.

  The Company's agreements with its collaborative partners are likely to be complex. There may be provisions within such agreements which give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to delays in collaborative research, development or commercialization of potential products, or could require or result in litigation or arbitration, which would be time-consuming and expensive, and could have a material adverse effect on the Company. See "Business-- Collaborative Relationships."

FLUCTUATIONS IN OPERATING RESULTS

  The Company's quarterly operating results will depend upon variations in revenues recognized under collaborative agreements, including milestones, royalties, license fees and other contract revenues, and the timing of new product introductions by the Company and its collaborative partners. The Company's quarterly operating results may also fluctuate significantly depending on other factors, including the introduction of new products by the Company's competitors, regulatory actions, market acceptance of the DepoMed Systems, adoption of new technologies, manufacturing costs and capabilities, changes in government funding, and third-party reimbursement policies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION; TECHNOLOGICAL CHANGE

  Competition in the areas of pharmaceutical products and drug delivery systems is intense and is expected to become more intense in the future. Other companies that have oral drug delivery technologies that are competitive with the DepoMed Systems include ALZA Corporation ("ALZA"), Elan Corporation plc ("Elan"), Jago Pharma AG ("JAGO"), Skyepharma plc ("Skye"), Dura Pharmaceuticals, Inc. ("Dura"), Kos Pharmaceuticals, Inc. ("Kos") and Flamel Aromatic SA ("Flamel"), all of which have oral tablet products designed to release the incorporated drugs over time. Each of these companies has a patented technology with attributes different from those of the Company's, and in some cases with different sites of delivery to the GI tract. These competing technologies may prove superior, either generally or in particular market segments, in terms of factors such as cost, consumer satisfaction or drug delivery profile. The Company's principal competitors in the business of developing and applying drug delivery systems all have substantially greater financial, technological, marketing, personnel and research and development resources than the Company. In addition, the Company may face competition from pharmaceutical and biotechnology companies that may develop or acquire drug delivery systems or technologies. Many of the Company's potential collaborative partners have devoted and are continuing to devote significant resources in the development of their own drug delivery systems and technologies. Potential products utilizing the DepoMed Systems will compete both with products employing advanced drug delivery systems and with products in conventional dosage forms. New drugs or future developments in alternative technologies may provide therapeutic or cost advantages over products utilizing the DepoMed Systems. There can be no assurance that developments by others will not render the Company's potential products utilizing the DepoMed Systems or technologies noncompetitive or obsolete. In addition, the Company's competitive success will depend heavily on entering into collaborative relationships on reasonable commercial terms, commercial development of products utilizing the DepoMed Systems, regulatory approvals, protection of intellectual property and market acceptance of such products. See "Business-- Competition."

NO ASSURANCE OF FDA APPROVAL; GOVERNMENT REGULATION

  FDA Approval Process. In the United States, pharmaceutical products, including any drugs utilizing the DepoMed Systems, are subject to rigorous regulation by the FDA. If a company fails to comply with applicable requirements, it may be subject to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution of the company or its officers and employees, injunctions, product seizure or detention, product recalls, total or partial suspension of production, FDA withdrawal of approved applications or FDA refusal to approve pending premarket approval applications, or supplements to approved applications.

  Prior to commencement of clinical studies involving human beings, preclinical testing of new pharmaceutical products is generally conducted on animals in the laboratory to evaluate the potential efficacy and the safety of the product. The results of these studies are submitted to the FDA as a part of an Investigational

New Drug ("IND") application, which must become effective before clinical testing in humans can begin. Typically, clinical evaluation involves a time consuming and costly three-phase process. In Phase I, clinical trials are conducted with a small number of subjects to determine the early safety profile, the pattern of drug distribution and metabolism. In Phase II, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In Phase III, large-scale, multi-center, comparative trials are conducted with groups of patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors the progress of each of the three phases of clinical testing and may, at its discretion, reevaluate, alter, suspend or terminate the testing based upon the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient.

  The results of the preclinical and clinical testing on a drug are submitted to the FDA in the form of a New Drug Application ("NDA") for approval prior to commencement of commercial sales. In responding to an NDA, the FDA may grant marketing approval, request additional information or deny the application if the FDA determines that the application does not satisfy its regulatory approval criteria. There can be no assurance that approvals will be granted on a timely basis, if at all. Failure to receive approval for any products utilizing the DepoMed Systems could have a material adverse effect on the Company.

  Most OTC products are subject to an OTC monograph issued by the FDA. If an OTC product complies with an FDA monograph, it will not require the submission and approval of an NDA to be lawfully marketed. Such products are subject to various FDA regulations such as FDA's current good manufacturing practices ("cGMP") requirements, general and specific OTC labeling requirements (including warning statements), the restriction against advertising for conditions other than those stated in product labeling, and the requirement that in addition to active ingredients OTC drugs contain only safe and suitable inactive ingredients. Facilities which manufacture OTC products are subject to FDA inspection and failure to comply with applicable regulatory requirements may lead to administrative or judicially imposed penalties. If an OTC product differs from the terms of a monograph, it will, in most cases, require FDA approval of an NDA for the product to be marketed.

  Other Regulations. Even if required FDA approval has been obtained with respect to a product, foreign regulatory approval of a product must also be obtained prior to marketing the product internationally. Foreign approval varies from country to country and the time required for approval may delay or prevent marketing. In certain instances the Company or its collaborative partners may seek approval to market and sell certain of its products outside of the United States before submitting an application for United States approval to the FDA. The regulatory procedures for approval of new pharmaceutical products vary significantly among foreign countries. The clinical testing requirements and the time required to obtain foreign regulatory approvals may differ from that required for FDA approval. Although there is now a centralized European Union ("EU") approval mechanism in place, each EU country may nonetheless impose its own procedures and requirements, many of which are time consuming and expensive, and some EU countries require price approval as part of the regulatory process. Thus, there can be substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities after the relevant applications are filed, and approval in any single country may not be a meaningful indication that the product will thereafter be approved in another country.

  The Company is also subject to regulation under various federal and state laws regarding, among other things, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. In connection with its research and development activities and its manufacturing, the Company is subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. See "Business--Government Regulation."

NO MANUFACTURING, MARKETING OR SALES CAPABILITIES

  The Company does not have internal manufacturing, marketing or sales resources. In view of its early stage of development and limited resources, the Company does not anticipate spending a material portion of the net proceeds of this Offering to acquire resources and develop capabilities in these areas. Although the Company intends to acquire pilot manufacturing equipment with a portion of the net proceeds from this Offering, the Company does not intend to acquire or establish its own dedicated manufacturing facilities for the foreseeable future. See "Use of Proceeds." Rather, the Company's manufacturing strategy will be to utilize the facilities of its collaborative partners or to develop manufacturing relationships with established contract manufacturers to make products utilizing the DepoMed Systems. In addition, the Company does not intend to establish an internal sales and marketing capability, but will seek to rely on its collaborative partners or distributor arrangements to market and sell the products utilizing the DepoMed Systems. In April 1997, the Company and Oakmont signed a letter of intent to enter into an agreement pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and to have rights to distribute and sell these products in territories to be determined. There can be no assurance that the Company will be able to enter into manufacturing, marketing or sales agreements on reasonable commercial terms, or at all, with Oakmont or any other third party. Failure to do so could have a material adverse effect on the Company.

  Manufacturers of products utilizing the DepoMed Systems will be subject to applicable cGMP requirements prescribed by the FDA or other rules and regulations prescribed by foreign regulatory authorities. There can be no assurance that the Company will be able to enter into manufacturing agreements either domestically or abroad with companies whose facilities and procedures comply with cGMP or applicable foreign standards. Should such agreements be entered into, the Company will be dependent on such manufacturers for continued compliance with cGMP and applicable foreign standards. Failure by a manufacturer of products utilizing the DepoMed Systems to maintain cGMP or applicable foreign standards could result in significant time delays or the inability of the Company to commercialize the DepoMed Systems and could have a material adverse effect on the Company. At the present time, due to ongoing consolidation in the chemical and pharmaceutical industries, the Company believes there is a worldwide excess of manufacturing capacity available to the Company. As a result, the Company believes that it will be able to enter into agreements with suppliers and manufacturers on reasonable commercial terms. However, there can be no assurance that there will be manufacturing capacity available to the Company at the time the Company is ready to commercialize the DepoMed Systems. There also can be no assurance that any products utilizing the DepoMed Systems can be manufactured at a cost or in quantities required to make it commercially viable. The Company's inability to contract on acceptable terms and with qualified suppliers for the manufacture of any products utilizing the DepoMed Systems or delays or difficulties in its relationships with manufacturers, would have a material adverse effect on the Company.

  Contract manufacturers must adhere to cGMP regulations strictly enforced by the FDA on an ongoing basis through its facilities inspection program. Contract manufacturing facilities must generally pass a pre-approval plant inspection before the FDA will approve an NDA. Certain material manufacturing changes that occur after approval are also subject to FDA review and clearance or approval. There can be no assurance that the FDA or other regulatory agencies will approve the process or the facilities by which any of the products utilizing the DepoMed Systems may be manufactured. The Company's dependence on third parties for the manufacture of products utilizing the DepoMed Systems may adversely affect the Company's ability to develop and deliver products utilizing the DepoMed Systems on a timely and competitive basis. See "Business--Collaborative Relationships" and "Business--Manufacturing, Marketing and Sales."

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

  The Company's success will depend in part on its ability to obtain and maintain patent protection for its technologies and to preserve its trade secrets. It is the policy of the Company to file patent applications in the United States and foreign jurisdictions. The Company currently holds two issued United States and three pending United States patent applications, and has applied for patents in numerous foreign countries, some of which have been granted and others are still pending. No assurance can be given that the Company's patent applications will be approved or that any issued patents will provide competitive advantages for the DepoMed Systems or the Company's technologies or will not be challenged or circumvented by competitors. With respect to already issued patents and any patents which may issue from the Company's applications, there can be no assurance that claims allowed will be sufficient to protect the DepoMed Systems or the Company's technologies. Patent applications in the United States are maintained in secrecy until a patent issues, and the Company cannot be certain that others have not filed patent applications for technology covered by the Company's pending applications or that the Company was the first to file patent applications for such technology. Competitors may have filed applications for, or may have received patents and may obtain additional patents and proprietary rights relating to, compounds or processes that may block the Company's patent rights or compete without infringing the patent rights of the Company. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or commercial advantage to the Company.

  The Company also relies on trade secrets and proprietary know-how which it seeks to protect, in part, through confidentiality agreements with employees, consultants, collaborative partners and others. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any such breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. Although potential collaborative partners and the Company's research partners and consultants are not given access to proprietary trade secrets and know-how of the Company until they have executed confidentiality agreements, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

  The ability to develop the DepoMed Systems or the Company's technologies and to commercialize products using the DepoMed Systems or such technologies will depend on not infringing the patents of others. Although the Company is not aware of any claim of patent infringement against it, claims concerning patents and proprietary technologies determined adversely to the Company could have a material adverse effect on the Company. In addition, litigation may also be necessary to enforce any patents issued or licensed to the Company or to determine the scope and validity of third-party proprietary rights. There can be no assurance that the Company's issued or licensed patents would be held valid by a court of competent jurisdiction. Whether or not the outcome of litigation is favorable to the Company, the cost of such litigation and the diversion of the Company's resources during such litigation could have a material adverse effect on the Company.

  The pharmaceutical industry has experienced extensive litigation regarding patent and other intellectual property rights. Accordingly, the Company could incur substantial costs in defending itself in suits that may be brought against the Company claiming infringement of the patent rights of others or in asserting the Company's patent rights in a suit against another party. The Company may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with the patent applications of the Company or other parties. Adverse determinations in litigation or interference proceedings could require the Company to seek licenses (which may not be available on commercially reasonable terms) or subject the Company to significant liabilities to third parties, and could therefore have a material adverse effect on the Company. See "Business--Patents and Proprietary Rights."

RELATIONSHIPS OF ADVISORS WITH OTHER ENTITIES

  Certain members of the Company's Policy Advisory Board and Development Advisory Board are employed on a full-time basis by academic or research institutions. In some cases, members of the Policy Advisory Board and Development Advisory Board also act as consultants to the other companies. In addition, except for work performed specifically for and at the direction of the Company, any inventions or processes discovered by such persons will be the intellectual property of their institutions or other companies. If the Company desires access to inventions which are not its property, it will be necessary for the Company to obtain licenses to such inventions from these institutions or companies. In addition, invention assignment agreements executed by such persons in connection with their relationships with the Company may be subject to the rights of their primary employers or other third parties with whom they have consulting relationships. See "Business--Advisors to the Company."

HEALTHCARE REFORM; UNCERTAIN AVAILABILITY OF HEALTHCARE REIMBURSEMENT

  The healthcare industry is changing rapidly as the public, government, medical professionals, third-party payors and the pharmaceutical industry examine ways to contain or reduce the cost of health care. Changes in the healthcare industry could impact the Company's business, particularly to the extent that the Company develops the DepoMed Systems for use in prescription drug applications. In certain foreign markets pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control or cost containment, particular with respect to Medicare payments. In addition, emphasis on managed care in the United States has increased and is expected to continue to increase the pressure on pharmaceutical pricing. While the Company cannot predict whether any such legislative or regulatory proposals will be adopted or the effect such proposals or managed care efforts may have on its business, the announcement of such proposals or efforts could have a material adverse effect on the Company's ability to raise capital, and the adoption of such proposals or efforts could have a material adverse effect on the Company. Further, to the extent that such proposals or efforts have a material adverse effect on pharmaceutical and biotechnology companies or other healthcare providers that are prospective collaborative partners for the Company, the Company's ability to establish collaborations may be adversely affected. In addition, in both domestic and foreign markets, sales of products utilizing the DepoMed Systems will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of prescription pharmaceutical products. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. There can be no assurance that products utilizing the DepoMed Systems will be considered cost effective or that adequate third-party reimbursement will be available to the Company's collaborators to maintain price levels sufficient to realize an appropriate return on the Company's investment in the DepoMed Systems.

DEPENDENCE ON MANAGEMENT AND OTHER KEY EMPLOYEES

  The success of the Company is dependent in large part upon the continued services of John W. Shell and John W. Fara, its Chairman and Chief Scientific Officer, and President and Chief Executive Officer, respectively, and other members of the Company's executive management, and on the Company's ability to attract and retain key management and operating personnel. The Company has applied for key man life insurance on the lives of Drs. Shell and Fara in the amount of $2,000,000 each. Management and scientific personnel are in high demand and are often subject to competing offers. In particular, the Company's success will depend, in part, on its ability to attract and retain the services of its executive officers and scientific and technical personnel. The loss of the services of one or more members of management or key employees or the inability to hire additional personnel as needed may have a material adverse effect on the Company. See "Business--Employees" and "Management--Executive Officers and Directors."

SUBSTANTIAL CONTROL BY OFFICERS, DIRECTORS AND THEIR AFFILIATES

  Following the Offering, the Company's officers and directors and their affiliates will beneficially own or control approximately 50.3% of the outstanding shares of Common Stock. Accordingly, such officers, directors and their affiliates may be able to influence the outcome of shareholder votes, including votes concerning election of directors, adoption of amendments to the Company's Articles of Incorporation and Bylaws and approval of mergers and other significant corporate transactions. See "Principal Shareholders."

RISK OF PRODUCT LIABILITY; UNCERTAINTY OF AVAILABILITY OF PRODUCT LIABILITY INSURANCE

  The Company's business involves exposure to potential product liability risks that are inherent in the production and manufacture of pharmaceutical products. Any such claims could have a material adverse effect on the Company. The Company does not currently have any product liability insurance. Although the Company has applied to obtain product liability insurance, there can be no assurance that it will be able to obtain or maintain such insurance on acceptable terms, that the Company will be able to secure increased coverage as the commercialization of its potential products utilizing the DepoMed Systems proceeds or that any insurance will provide adequate protection against potential liabilities. Claims or losses in excess of the limit of any liability insurance coverage obtained by the Company could have a material adverse effect on the Company. See "Business--Product Liability."

ABSENCE OF DIVIDENDS

  The Company has never declared or paid cash dividends on its Common Stock and does not intend to pay any cash dividends in the foreseeable future. See "Dividend Policy."

NO PUBLIC MARKET FOR THE SECURITIES; ARBITRARY DETERMINATION OF PUBLIC OFFERING PRICES

  Prior to the Offering, there has been no public market for the Securities, and there can be no assurance that an active trading market will develop, or, if developed, be sustained in any of the Securities after the Offering. The initial public offering price of the Securities and the exercise price and terms of the Warrants have been determined arbitrarily by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant. Accordingly, the initial public offering price of the Securities and the exercise price and terms of the Warrants may not be indicative of prices that may prevail at any time or from time to time in the public market for the Securities. See "Underwriting."

PRICE VOLATILITY

  The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded pharmaceutical or biotechnology companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, delays in the Company's testing and development schedules, public concern as to the safety of biopharmaceutical or biotechnology products and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Securities.

POTENTIAL ADVERSE EFFECT OF REPRESENTATIVE'S WARRANTS

  At the consummation of the Offering, the Company will sell to the Representative for nominal consideration the Representative's Warrants to purchase up to 250,000 shares of Common Stock and/or 125,000 Warrants. The Representative's Warrants will be exercisable for a period of four years
commencing    , 1998 [one year after the effective date of this Offering], at
an exercise price of $   per share [165% of the initial public offering price
per share of Common Stock] and $    per Warrant [165% of the initial public
offering price per Warrant]. The Warrants obtained upon exercise of the Representative's Warrants will be exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise
price of $    per share [140% of the initial public offering price per share of Common Stock]. For the term of the Representative's Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Representative's Warrants remain unexercised, the Company's ability to obtain additional capital may be adversely affected. Moreover, the Representative may be expected to exercise the Representative's Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable to the Company than those provided by the Representative's Warrants. See "Underwriting."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

  Commencing    , 1998 [18 months after the date of this Prospectus], the
Warrants are subject to redemption at $0.10 per Warrant on 30 days' prior written notice to the Warrant holders if the average closing sales price of
the Common Stock as reported on the AMEX equals or exceeds $   per share [150%
of the initial public offering price per share of Common Stock] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30 day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to:
(i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants or
(iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

MANAGEMENT'S DISCRETION IN USE OF PROCEEDS

  Approximately $2.4 million or approximately 17% of the estimated net proceeds of the Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's Board of Directors will have discretion with respect to the allocation of such net proceeds. See "Use of Proceeds."

DILUTION; DISPARITY OF CONSIDERATION

  Purchasers of shares of Common Stock in this Offering will experience an immediate and substantial dilution of $4.47 per share based on an assumed initial public offering price of $6.50 per share of Common Stock. Additional dilution to future net tangible book value per share may occur upon exercise of outstanding stock options and warrants and may occur, in addition, if the Company issues additional equity securities in the future. The current shareholders of the Company, including officers and directors, acquired their shares of Common Stock for nominal consideration or for consideration substantially less than the public offering price of the shares of Common Stock offered hereby. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution" and "Certain Transactions."

POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE

  Future sales of Common Stock by shareholders and option holders or through the exercise of the Warrants could have an adverse effect on the market prices of the Securities. Upon completion of this Offering, the Company will have 6,763,447 shares of Common Stock outstanding, of which the 2,500,000 shares offered hereby (and the 1,250,000 Warrants) will be transferable without restriction under the Securities Act. The Company, all officers and directors of the Company and all holders of outstanding securities exercisable for or convertible into Common Stock have entered into contractual arrangements (the "Lock-Up Agreements") and have agreed not to directly or indirectly, issue, agree or offer to sell, transfer, assign, distribute, grant an option for purchase of sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 12 months following the date of this Prospectus (the "Lock-Up Period") without the prior written consent of the Representative. As a result, notwithstanding the possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701 under the Securities Act of 1933, as amended (the "Securities Act"), shares subject to the Lock-Up Agreements will not be saleable until the Lock-Up Period expires or the terms of the Lock-Up Agreements are waived by the Representative. Assuming that the Representative does not release the shareholders from the Lock-Up Agreements, after the Lock-Up Period all of the shares will be eligible for sale in the public market. Of such shares, 3,355,991 shares of Common Stock will be eligible for sale under Rule 144 (subject to volume limitations imposed by such rule), 815,789 shares of Common Stock will be eligible for sale under Rule 144(k), and 91,667 shares will be eligible for sale under Rule 701. In addition, the Company intends to register on Form S-8 under the Securities Act, as soon as possible after the Effective Date, shares of Common Stock issuable under options granted under the Stock Plan. Such registration becomes effective immediately upon its filing with the Securities and Exchange Commission (the "Commission"). As of March

31, 1997, options to purchase a total of 196,667 shares of Common Stock were outstanding, and options to purchase an additional 128,333 shares of Common Stock were reserved for future issuance under the Stock Plan. In April 1997, the Board of Directors approved an increase of 250,000 shares to the Stock Plan. In April and June 1997, the Board of Directors granted options to purchase 71,666 and 68,333 shares of Common Stock, respectively, at a weighted average exercise price of $4.30 per share.

  No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market prices of the Common Stock and Warrants prevailing from time to time. The sale or issuance, or the potential for sale or issuance, of Common Stock after the Lock-Up Period could have an adverse impact on the market prices of the Common Stock and/or the Warrants. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Common Stock and/or the Warrants. See "Underwriting" and "Shares Eligible for Future Sale."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS

  The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. Although the Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there is no assurance that it will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside. Until completion of this Offering, the Common Stock and the Warrants may only be purchased together on the basis of two shares of Common Stock and one Warrant, but the Warrants will be separately tradeable immediately after this Offering. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, investors may purchase the Warrants in the secondary market or move to a jurisdiction in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable, the Company will be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities--Warrants."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Securities offered hereby (assuming an initial public price of $6.50 per Share and $0.10 per Warrant), after deduction of underwriting discounts and other estimated expenses relating to the Offering, are estimated to be approximately $14,000,000 (or $16,200,000 if the Over-Allotment Option is exercised in full). The Company intends to use the net proceeds as follows:

                                                 NET PROCEEDS PERCENT OF TOTAL
                                                 ------------ ----------------
   Research and development expenses............ $ 8,000,000         58%
   Laboratory and facilities capital
    expenditures................................   2,000,000         14%
   Repayment of certain indebtedness............   1,600,000         11%
   Working capital and general corporate
    purposes....................................   2,400,000         17%
                                                 -----------        ---
     Total...................................... $14,000,000        100%
                                                 ===========        ===

  Research and Development Expenses. The Company intends to continue investing in the further development of its oral drug delivery technologies and the DepoMed Systems. The Company also intends to develop generic compounds, such as a reduced irritation aspirin product and an enhanced absorption calcium supplement product, internally. The Company intends to conduct or fund clinical trials on such products and will undertake the associated regulatory activities.

  Laboratory and Facilities Capital Expenditures. The Company intends to spend a portion of the net proceeds of this Offering to make capital investments in laboratories and related facilities, including the leasing of laboratory, testing and pilot manufacturing facilities, leasehold improvements and purchase of laboratory and pilot scale manufacturing equipment.

  Repayment of Certain Indebtedness. Approximately $1,000,000 of the net proceeds of this Offering will be used to repay indebtedness of the Company incurred in connection with the Bridge Financing. In connection with the Bridge Financing, the Company issued promissory notes (the "Bridge Notes") in the aggregate principal amount of $1,000,000 to fund working capital and general corporate purposes. Interest accrues on the Bridge Notes at the rate of 6% per annum and the Bridge Notes will become due and payable on the consummation of the Offering. Approximately $600,000 of the net proceeds of this Offering will be used to repay other indebtedness of the Company, including unpaid salaries and five promissory notes held by officers of the Company. As of March 31, 1997, $250,667 of principal was outstanding and $47,455 of interest was outstanding on such promissory notes. Interest accrues on $150,667 of principal at the rate of 6% per annum and on the remaining $100,000 at the rate of 6.5% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Certain Transactions."

  The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering, based on the current state of its operations, its current plans and current economic conditions. Proceeds may be reapportioned among categories listed above. The amount and timing of expenditures will vary depending upon a number of factors, including progress of the Company's operations, technical advances, terms of collaborative arrangements, changes in competitive conditions and determinations with respect to the commercial potential of products utilizing the DepoMed Systems.

  The Company currently anticipates that the net proceeds of this Offering will enable it to meet its operational and capital requirements for at least the 12 months following the date of this Prospectus. However, there can be no assurance the net proceeds of this Offering will satisfy the Company's requirements for any particular period of time. Further, the net proceeds of this Offering are not expected to be sufficient to fund the Company's operations through commercialization of products yielding sufficient revenues to support the Company's operations. To the extent capital resources are insufficient to meet future capital requirements, the Company will have to raise additional funds to continue the development of the DepoMed Systems. There can be no assurance that such funds will be available on favorable terms, or at all. See "Risk Factors--Need for Substantial Additional Funds."

  Pending application of the net proceeds of the Offering, the Company intends to invest such net proceeds in interest-bearing, short-term investment grade financial instruments.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain its earnings for future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1997 (i) on an actual basis, and (ii) pro forma as adjusted to give effect to (a) the Bridge Financing, (b) the estimated net proceeds from the sale of Common Stock and Warrants offered hereby at an assumed initial public offering price of $6.50 per Share and $0.10 per Warrant and the initial application of the estimated net proceeds therefrom (including the repayment of all the Bridge Notes in the principal amount of $1,000,000), and (c) the conversion of the Preferred Stock into 908,622 shares of Common Stock upon consummation of the Offering. This table should be read in conjunction with the Company's Financial Statements and related Notes thereto and Selected Financial Data appearing elsewhere in this Prospectus. See "Use of Proceeds."

                                                    AS OF MARCH 31, 1997
                                              ----------------------------------
                                                ACTUAL     PRO FORMA AS ADJUSTED
                                              -----------  ---------------------
Shareholders' equity (net capital
 deficiency):
  Preferred stock, no par value, 10,000,000
   shares authorized, 2,725,868 shares issued
   and outstanding, actual; 5,000,000 shares
   authorized, none issued and outstanding,
   pro forma as adjusted..................... $   961,259       $       --
  Common stock, no par value, 25,000,000
   shares authorized, 3,354,825 shares issued
   and outstanding, actual; 6,763,447 shares
   issued and outstanding, pro forma as
   adjusted(1)...............................     382,250        15,343,509
Deferred compensation........................    (351,729)         (351,729)
Deficit accumulated during the development
 stage.......................................  (1,257,159)       (1,257,159)
                                              -----------       -----------
  Total shareholders' equity (net capital
   deficiency)............................... $  (265,379)      $13,734,621
                                              ===========       ===========

--------

(1) Excludes 196,667 shares of Common Stock issuable upon the exercise of outstanding stock options as of March 31, 1997 at a weighted average exercise price of $1.64 per share under the Stock Plan. Also excludes 128,333 shares of Common Stock reserved for future grants of options under the Stock Plan as of March 31, 1997. In April 1997, the Board of Directors approved an increase of 250,000 shares to the Stock Plan. In April and June 1997, the Board of Directors granted options to purchase 71,666 and 68,333 shares of Common Stock, respectively, at a weighted average exercise price of $4.30 per share. See "Management--1995 Stock Option Plan."

                                   DILUTION

  As of March 31, 1997, the pro forma net tangible book value (deficit) of the Company's Common Stock was $(265,379), or approximately $(0.06) per share of Common Stock after giving effect to (i) the Bridge Financing and (ii) the conversion of the Preferred Stock into Common Stock upon consummation of the Offering. Pro forma net tangible book value per share represents the total amount of tangible assets less total liabilities divided by the number of shares of Common Stock issued and outstanding. After giving effect to the sale of the Common Stock and Warrants offered hereby at an assumed initial public offering price of $6.50 per share of Common Stock and $0.10 per Warrant (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company), the pro forma net tangible book value of the Company at March 31, 1997 would have been $13,734,621, or approximately $2.03 per share of Common Stock. This represents an immediate increase in net tangible book value of $2.09 per share of Common Stock to existing shareholders of Common Stock and an immediate dilution in net tangible book value of $4.47 per share of Common Stock to new investors. The following table illustrates this per share dilution:

   Assumed initial public offering price per share...............         $6.50
   Pro forma net tangible book value (deficit) per share prior to this Offering................................................  (0.06)
   Increase per share attributable to this Offering..............   2.09
                                                                   -----
   Pro forma net tangible book value per share after this
    Offering.....................................................          2.03
                                                                          -----
   Dilution per share to new investors...........................         $4.47
                                                                          =====

  The computations in the table set forth above assume that the Over-Allotment Option is not exercised. If the Over-Allotment Option is exercised in full, the pro forma net tangible book value as of March 31, 1997 would have been $15,932,965 or $2.23 per share of Common Stock, resulting in dilution to new investors of $4.27 per share of Common Stock.

  The following table summarizes, on a pro forma basis to reflect the same adjustments described above, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by (i) existing shareholders of Common Stock at March 31, 1997, and (ii) new shareholders in the Offering, assuming the sale of the Common Stock and Warrants offered hereby at an assumed initial public offering price of $6.50 per Share. The calculations are based upon total consideration given by new investors and existing shareholders before any deduction of underwriting discounts and offering expenses payable by the Company.

                                                     TOTAL
                            SHARES PURCHASED     CONSIDERATION
                            ----------------- ------------------- AVERAGE PRICE
                             NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                            --------- ------- ----------- ------- -------------
Existing shareholders(1)... 4,263,447    63%  $ 1,037,750     6%      $0.24
New investors(2)........... 2,500,000    37%   16,250,000    94%      $6.50
                            ---------   ---   -----------   ---
  Total.................... 6,763,447   100%  $17,287,750   100%
                            =========   ===   ===========   ===

--------

(1) Excludes 196,667 shares of Common Stock issuable upon exercise of stock options as of March 31, 1997 with a weighted average exercise price of $1.64 per share outstanding under the Stock Plan. Also excludes 128,333 shares of Common Stock reserved for future grants of options under the Stock Plan as of March 31, 1997. In April 1997, the Board of Directors approved an increase of 250,000 shares to the Stock Plan. In April and June 1997, the Board of Directors granted options to purchase 71,666 and 68,333 shares of Common Stock, respectively, at a weighted average exercise price of $4.30 per share. See "Management--1995 Stock Option Plan."
(2) Reflects no proceeds received from the sale of the Warrants.

                            SELECTED FINANCIAL DATA

  The selected statements of operations data for the period from inception (August 7, 1995) to December 31, 1995 and for the year ended December 31, 1996 and the balance sheet data at December 31, 1996 are derived from financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The selected historical information as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 and for the period from inception (August 7, 1995) to March 31, 1997 are derived from unaudited interim financial statements of the Company which are included elsewhere in this Prospectus and include, in the opinion of management, all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of its results for such periods. Results for the three months ended March 31, 1997 are not necessarily indicative of results for any other interim period or for the entire year. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

                                                                               INCEPTION
                             INCEPTION                  THREE MONTHS ENDED    (AUGUST 7,
                          (AUGUST 7, 1995)  YEAR ENDED       MARCH 31,         1995) TO
                          TO DECEMBER 31,  DECEMBER 31, --------------------   MARCH 31,
                                1995           1996       1996       1997        1997
                          ---------------- ------------ ---------  ---------  -----------
STATEMENTS OF OPERATIONS
DATA:
Product development
 revenue................     $     --       $ 317,971   $     --   $ 127,039  $   445,010
Operating expenses:
  Research and
   development..........       138,816        390,496     104,852    135,788      665,100
  General and
   administrative.......       155,157        393,676     129,305    170,499      719,332
  Purchase of in-process
   research and
   development..........       298,154            --          --         --       298,154
                             ---------      ---------   ---------  ---------  -----------
    Total operating
     expenses...........       592,127        784,172     234,157    306,287    1,682,586
Loss from operations....      (592,127)      (466,201)   (234,157)  (179,248)  (1,237,576)
Interest expense, net...         8,541          6,572        (419)     4,470       19,583
                             ---------      ---------   ---------  ---------  -----------
Net loss................     $(600,668)     $(472,773)  $(233,738) $(183,718) $(1,257,159)
                             =========      =========   =========  =========  ===========
Pro forma net loss per
 share..................                    $   (0.11)  $   (0.05) $   (0.04)
                                            =========   =========  =========
Shares used in computing
 pro forma net loss per
 share(1)...............                    4,312,910   4,290,321  4,444,682
                                            =========   =========  =========

                              AS OF           AS OF
                        DECEMBER 31, 1996 MARCH 31, 1997
                        ----------------- --------------
BALANCE SHEETS DATA:
Working capital
 (deficit).............    $  (516,688)    $  (413,071)
Total assets...........        333,127         536,885
Notes payable to
 shareholders..........        294,238         298,122
Capital lease
 obligation, non-
 current portion.......         34,634          24,338
Deficit accumulated
 during development
 stage.................     (1,073,441)     (1,257,159)
Total shareholders'
 equity (net capital
 deficiency)...........       (381,432)       (265,379)

--------
(1) See Note 2 of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing pro forma net loss per share.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the Company's Financial Statements and related Notes thereto appearing elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein.

GENERAL

  Since its inception in August 1995, the Company has devoted substantially all its efforts to research and development conducted on its own behalf and through collaborations with pharmaceutical partners in connection with the DepoMed Systems. The Company's primary activities since inception (August 7,
1995) have been, in addition to research and development, establishing its offices and research facilities, recruiting personnel, filing patent applications, developing a business strategy and raising capital. To date, the Company has received only limited revenue, all of which has been from collaborative research and feasibility arrangements. At its inception in 1995, the Company acquired $298,154 of in-process research and development technology. This amount was recognized as operating expense in 1995. There was no such expense in 1996. The Company has generated a cumulative net loss of $1,257,159 for the period from its inception through March 31, 1997.

  The Company intends to continue investing in the further development of its drug delivery technologies and the DepoMed Systems. The Company also intends to develop generic compounds, such as a reduced irritation aspirin product and an enhanced absorption calcium supplement product, internally. Depending upon a variety of factors, including collaborative arrangements, available personnel and financial resources, the Company will conduct or fund clinical trials on such products and will undertake the associated regulatory activities. The Company will need to make additional capital investments in laboratories and related facilities, including the purchase of laboratory and pilot scale manufacturing equipment. As additional personnel are hired in 1997 and beyond, expenses can be expected to increase from their 1996 levels. Within the next 12 months, the Company will also require additional space for laboratory, testing and pilot manufacturing facilities. See "Use of Proceeds."

RESULTS OF OPERATIONS

  The Company commenced operations in August 1995. Because of the difference in the length of the reported periods, the comparison of the period from inception to December 31, 1995 to the year ended December 31, 1996 is not meaningful and has not been presented.

 Three Months Ended March 31, 1996 and 1997

  Revenue for the three months ended March 31, 1997 was $127,039 and consisted entirely of amounts earned under the research and development arrangement with BMS. There was no revenue earned for the three months ended March 31, 1996.

  Research and development expenses for the three months ended March 31, 1997 were $135,788, compared to $104,852 during the three months ended March 31, 1996. The increase was due to the hiring of additional employees and related expenses.

  General and administrative expenses for the three months ended March 31, 1997 were $170,499, compared to $129,305 during the three months ended March 31, 1996. The increase was due to the hiring of additional employees and related expenses.

 Year Ended December 31, 1996

  Revenue in 1996 was $317,971, primarily the result of the joint research agreement with BMS.

  Research and development expenses in 1996 were $390,496, primarily consisting of personnel costs and laboratory supply expenses.

  General and administrative expenses in 1996 were $393,676, primarily consisting of personnel costs, facilities expenses and fees paid to outside financial consultants.

  The Company records and amortizes over related vesting periods deferred compensation representing the difference between the exercise price of options granted and the deemed fair value of its Common Stock at the time of grant. Options generally vest over four years. Deferred compensation of $373,000 has been recorded and is being amortized to both research and development expenses as well as general and administrative expenses over the related vesting periods of the options granted through March 31, 1997. The Company will record approximately $144,000 of additional deferred compensation in its quarter ending June 30, 1997 related to stock options granted in April and June 1997.

LIQUIDITY AND CAPITAL RESOURCES

  Since inception, the Company has financed operations principally from the sale of preferred stock. In 1995, the Company issued 2,447,368 shares of Series A Preferred Stock for net proceeds of $682,759. During the three months ended March 31, 1997, the Company issued 278,500 shares of Series B Preferred Stock for an aggregate purchase price of $278,500. In 1996, the Company borrowed $50,000 from an officer of the Company, which the Company intends to repay with a portion of the net proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

  In April 1997, the Company completed the Bridge Financing and issued the Bridge Notes to fund working capital and general corporate purposes. The Bridge Notes bear interest at the rate of 6% per annum and are due and payable upon the closing of this Offering. The Company intends to use a portion of the net proceeds of this Offering to repay the entire principal amount of and the accrued interest on the Bridge Notes. In connection with the Bridge Financing, the Company issued Bridge Warrants entitling the investors to purchase the number of shares of Common Stock which equals 50% of their investment divided by the initial public offering price per share of the Common Stock. A total of 76,923 shares of Common Stock will be issuable upon exercise of the Bridge Warrants at an exercise price of $6.50 per share of Common Stock, assuming an initial public offering price of $6.50 per share. The Bridge Warrants may be exercised at any time during the four year period beginning 12 months after the date of this Prospectus. See "Use of Proceeds" and Note 9 of Notes to Financial Statements.

  Cash used in operations in the three months ended March 31, 1997 was $147,097 compared to $168,827 for the three months ended March 31, 1996. During the three months ended March 31, 1997 increases in accounts payable and accrued compensation approximated the increase in prepaid expenses, which were expenses that are anticipated to be capitalized as expenses of the Offering. During the three months ended March 31, 1996 increases in accrued compensation, accounts payable and a reduction in current assets were offset by the net loss and a decrease in other current liabilities.

  Cash used in operations in 1996 was $391,316 compared to $194,019 for the period from inception to December 31, 1995. The period from inception to December 31, 1995 included a non-recurring charge of $298,154 for the acquisition of in-process research and development technology. Cash used in operations is expected to increase in 1997 as a result of increased expenditures and working capital requirements to support product development and expanded and continuing research activities.

  Cash used in investing activities in the three months ended March 31, 1997 totaled $19,533 and consisted of purchases of laboratory equipment, furniture and office equipment. Cash provided by investing activities in the three months ended March 31, 1996 totaled $45,924 and consisted of sales of short term investments offset by purchases of laboratory equipment.

  Cash used in investing activities primarily related to capital expenditures for property and equipment. Capital expenditures in 1996 were $28,708. Capital expenditures for the period from inception to December 31,

1995 were $49,645. In addition, in 1996, $56,393 of equipment was acquired and financed under a capital lease. For the period from inception to December 31, 1995 $65,563 of equipment was acquired and financed under a capital lease. Capital expenditures in both years were primarily for research and development equipment. Capital expenditures during the 12 months following the date of this Prospectus may include pilot manufacturing equipment, such as tablet presses for proof of principle, and product development and quality control laboratory equipment. In the future the Company may seek lease financing for certain additional equipment. Upon completion of the Offering, the Bridge Notes, the promissory notes issued to the officers of the Company and accrued, unpaid salaries will be paid with a portion of the net proceeds from this Offering. See "Use of Proceeds"

  The Company anticipates that the net proceeds from this Offering, will enable it to meet its capital and operational requirements for at least the 12 months following the date of this Prospectus. Cash needs of the Company may vary materially from those now planned because of results of research and development, relationships with possible collaborative partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, results of clinical testing, requirements of the FDA and comparable foreign regulatory processes and other factors. The Company will require substantial funds of its own or from third parties to conduct research and development, preclinical and clinical testing, and to manufacture (or have manufactured) and market (or have marketed) the products utilizing the DepoMed Systems. The net proceeds of this Offering are not expected to be sufficient to fund the Company's operations through commercialization of products yielding sufficient revenues to support the Company's operations. The Company has no credit facility or other committed sources of capital. To the extent capital resources are insufficient to meet future capital requirements, the Company will have to raise additional funds to continue the development of its technologies. There can be no assurance that such funds will be available on favorable terms, or at all. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to the Company's shareholders. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into collaboration agreements on unattractive terms. The Company's inability to raise capital would have a material adverse effect on the Company.

NET OPERATING LOSSES

  The Company has not generated any taxable income to date. At December 31, 1996, the net operating losses available to offset future taxable income for federal income tax purposes were approximately $500,000. Because the Company has experienced ownership changes, future utilization of carry forwards may be limited in any fiscal year pursuant to Internal Revenue Code regulations. The carryforwards expire at various dates beginning in 2010 through 2011 if not utilized. As a result of the annual limitation, anticipated and future losses, all or a portion of these carryforwards may expire before becoming available to reduce the Company's federal income tax liabilities.

                                   BUSINESS

  The Company is a development stage company engaged in the development of new and proprietary oral drug delivery technologies. Utilizing these technologies, the Company has developed two types of oral drug delivery systems, the GR System and the RI System. The GR System is designed to be retained in the stomach for an extended period of time while it delivers the incorporated drug or drugs and the RI System is designed to reduce the GI irritation that is a side effect of many drugs. In addition, the DepoMed Systems are designed to provide continuous, controlled delivery of an incorporated drug.

  The Company intends to develop products utilizing the DepoMed Systems in collaboration with pharmaceutical and biotechnology companies, from which the Company expects to receive license fees, research and development funding, milestone payments and royalties. The Company also intends to develop either independently or jointly certain OTC and products utilizing off-patent drugs in the DepoMed Systems.

  The Company currently has a joint research and development agreement with BMS to develop a product incorporating a BMS proprietary compound into the GR System. In addition, the Company has entered into a feasibility study with GalaGen to use the GR System to enhance local effectiveness and/or provide continuous, controlled delivery of GalaGen's proprietary immunoglobulin products. The Company is also independently developing a reduced irritation aspirin product and enhanced absorption calcium supplement product and has identified certain other product candidates expected to benefit from the DepoMed Systems. In April 1997, the Company and Oakmont signed a letter of intent to enter into an agreement pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and have rights to distribute and sell these products in territories to be determined. The letter of intent also provides for the Company and Oakmont each to offer rights to future products to the other party.

  The DepoMed Systems include proprietary formulations of drug-containing polymeric units that allow multihour delivery of an incorporated drug continuously into the stomach either for prolonged, local treatment in the stomach or for enhanced absorption in the GI tract. The Company believes that the GR System has the ability to enhance the bioavailability of drugs that are preferentially absorbed in the stomach, allow for more effective treatment of local stomach disorders, and provide continuous and extended delivery of drugs to the upper part of the small intestine, the site where many drugs are absorbed most efficiently. The RI System is designed to reduce the irritation to the GI tract caused by many commonly used drugs, including aspirin. The Company believes the RI System has the potential to make such drugs less irritating and therefore more widely used.

  In addition to the benefits described above, the Company believes that the DepoMed Systems may offer additional advantages including: multihour release rate patterns for drugs of almost any solubility and the ability to use drug combinations previously not feasible due to pharmacokinetic differences between drugs. The Company believes that by reducing the frequency of drug administration, use of the DepoMed Systems may lead to reduced costs and improved patient compliance. Also, by providing new formulations of existing products using the DepoMed Systems, the Company believes that it will be able to provide its collaborative partners with the ability to extend their patent franchises on such products.

  The Company intends to have the DepoMed Systems used with as many pharmaceutical products as possible with an emphasis on pharmaceutical products which command a large market share or are in large market segments and where the Company believes the DepoMed Systems will provide an advantage over other drug delivery systems. The Company's primary strategy for the development and commercialization of the DepoMed Systems involves establishing collaborative relationships with pharmaceutical and biotechnology companies to develop improved therapeutic products. The Company also intends to develop off-patent drugs and/or OTC products that utilize the DepoMed Systems either independently or jointly by entering into collaborative partnerships with pharmaceutical, biotechnology or other health care companies.

THE DRUG DELIVERY INDUSTRY

  Drug delivery companies apply proprietary technologies to create new pharmaceutical products utilizing drugs developed by others. These products are generally novel, cost-effective dosage forms that provide any of several benefits including better control of drug concentration in the blood, improved safety and efficacy, improved patient compliance and ease of use. The Company believes that drug delivery technologies can provide pharmaceutical companies with a means of developing new products as well as extending existing patent franchises.

  The increasing need to deliver medication to patients efficiently and with fewer side effects has accelerated the pace of invention of new drug delivery systems and the development and maturation of the drug delivery industry. Today, medication can be delivered to a patient through many different delivery systems including transdermal (through the skin), injection, implant and oral methods. However, these delivery methods continue to have certain limitations. Transdermal patches are often inconvenient to apply, can be irritating to the skin and the rate of release can be difficult to control. Injections are uncomfortable for most patients. In most cases both injections and implants must be administered in a hospital or physician's office and, accordingly, are frequently not suitable for home use. Oral administration remains the preferred method of administering medication. However, conventional oral drug administration also has limitations. Because capsules and tablets have limited effectiveness in providing controlled drug delivery, they frequently result in drug release that is too rapid, causing incomplete absorption of the drug, irritation to the GI tract and other side effects. In addition, they lack the ability to provide localized therapy. The Company believes that the need for frequent dosing of many drugs administered by capsules and tablets also can impede patient compliance with the prescribed regimen.

  In recent years, drug delivery companies have been able to develop innovative and efficient solutions to some of the limitations of conventional oral drug administration. For example, the improved oral delivery system developed by ALZA in the 1980s reduced the side effects and dosing frequency of the hypertension drug, Procardia(R). The improved product, Procardia XL(R), has substantially increased the sales of the drug and, because of the new formulation, the patent franchise on Procardia(R) was extended. The Company believes that the DepoMed Systems have the potential to offer similar opportunities of improved therapy and extended patent life to pharmaceutical and biotechnology companies.

THE DEPOMED SYSTEMS

  The DepoMed Systems are based on the Company's proprietary oral drug delivery technologies which are designed to include formulations of drug-containing polymeric units that allow multihour delivery of an incorporated drug. Although the Company's formulations are proprietary, the polymers utilized in the DepoMed Systems are commonly used in the food and drug industries. The Company has formulated these polymers into cylinders and spheres that are contained in gelatin capsules for ease of administration. By using different formulations of the polymers, the Company believes that the DepoMed Systems are able to provide continuous, controlled delivery of drugs of varying molecular complexity and solubility.

  The DepoMed Systems are designed to address certain limitations of drug delivery and to provide for orally administered, conveniently dosed, cost-effective drug therapy that provides continuous, controlled delivery of a drug over a multihour period. The Company believes that the DepoMed Systems can provide one or more of the following therapeutic advantages over conventional methods of drug administration:

  . Enhance Safety and Efficacy through Controlled Delivery. The Company believes that the DepoMed Systems may improve the ratio of therapeutic effect to toxicity by decreasing the initial peak concentrations of drug associated with toxicity, while maintaining levels of a drug at therapeutic, subtoxic concentrations for an extended period of time. Many drugs demonstrate optimal efficacy when concentrations are maintained at therapeutic levels over an extended period of time. When a drug is administered intermittently, the therapeutic concentration is often exceeded for some period of time, and then the concentration rapidly drops below effective levels. Excessively high concentrations are a major cause of side effects, and subtherapeutic concentrations are ineffective.

  . Greater Patient and Caregiver Convenience. The Company believes that the DepoMed Systems may offer once-daily dosing for certain drugs that are currently required to be administered several times daily. Such once-daily dosing promotes compliance to dosing regimens. Patient noncompliance with dosing regimens has been associated with increased costs of medical therapies by prolonging treatment duration, increasing the likelihood of secondary or tertiary disease manifestation and contributing to over-utilization of medical personnel and facilities. By improving patient compliance, providers and third-party payors may reduce unnecessary expenditures and improve therapeutic outcomes.

  . Expand Types of Drugs Capable of Oral Delivery. Some drugs, including certain proteins (complex organic compounds of high molecular weight, containing numerous amino acids) and peptides (low molecular weight compounds consisting of two or more amino acids), because of their large molecular size and susceptibility to degradation in the GI tract, must currently be administered by injection or by continuous infusion, which is typically done in a hospital or other clinical setting. The Company believes the Depomed Systems may be able to deliver some of these drugs orally.

  . Proprietary Reformulation of Generic Products. The Company believes that the DepoMed Systems may offer the potential to produce improved formulations of off-patent drugs. These proprietary formulations may be differentiated from existing generic products by virtue of reduced dosing requirements, improved efficacy, decreased toxicity or additional indications.

THE GASTRIC RETENTION SYSTEM

  The GR System consists of a proprietary formulation of drug-containing polymeric cylinders which, if taken with a meal, remain in the stomach for an extended period of time to provide continuous, controlled delivery of an incorporated drug. The GR System's design is based in part on principles of human gastric emptying and GI transit. Following a meal, liquids and small particles flow continuously from the stomach into the intestine leaving behind the larger nondigested particles until the digestive process is complete. As a result, drugs in liquid form or those consisting of small particles tend to empty rapidly from the stomach and continue into the intestine, often before the drug has time to act locally or to be absorbed. The drug-containing polymeric cylinders of the GR System are formulated into easily swallowed cylinder shapes which are designed to swell upon ingestion. The cylinders attain a size after ingestion sufficient to be retained in the stomach for multiple hours while delivering the drug content.

  The Company has demonstrated multihour gastric retention in humans who have been given the GR System with food. In addition, the Company is currently developing an enhanced version of the GR System designed to be retained in the stomach without the ingestion of food. This process is expected to allow for treatment regimens unrelated to meal times, as well as for retention that is more prolonged and with minimum patient to patient variation in retention time. The Company believes that this feature will make medical treatment less disruptive to a patient's normal schedule.

  The expected advantages of the GR System over conventional oral drug delivery systems include the following:

  More Efficient GI Drug Absorption. The Company believes that the GR System can be used for improved oral administration of drugs that are currently inadequately absorbed when delivered as conventional tablets or capsules. Many drugs are primarily absorbed in the stomach, duodenum or upper small intestine, through which drugs administered in conventional oral dosage forms pass quickly. In contrast, the GR System is designed to be retained in the stomach allowing for constant multihour flow of drugs to certain areas of the GI tract. Accordingly, for such drugs, the Company believes that the GR System offers a significantly enhanced opportunity for increased absorption. Unlike some insoluble systems, at the end of its useful life the polymer contained in the GR System dissolves and is passed through the GI tract and eliminated. Under its joint research agreement with BMS, the Company currently is developing a product utilizing this feature of the GR System. See "-- Collaborative Relationships."

  Gastric Delivery for Local Therapy and Absorption. The Company believes that the GR System can be used to deliver drugs which can efficiently eradicate GI-dwelling microorganisms, such as H. pylori, the bacterium which is a cause of ulcers, and C. parvum, the bacterium that causes cryptosporidiosis, a parasitic intestinal disorder which afflicts late stage AIDS patients. The Company is currently conducting a feasibility study with GalaGen on the use of the GR System for the local gastric delivery of immunoglobulin products which may be effective against these microorganisms. See "--Collaborative Relationships."

  The Company is currently developing a calcium supplement product which utilizes the GR System. Calcium supplements are essential in the treatment of osteoporosis (disease characterized by decreased bone density). It is estimated that 20 million people in the United States suffer from osteoporosis and that another 17 million people are at risk. New medications for this debilitating condition are effective but calcium supplementation is essential. In addition, it is estimated that 30 million people in the United States are under long-term treatment with corticosteroids (general class of hormonal agents), such as prednisone, which can cause significant bone loss. Accordingly, calcium supplementation is recommended as concomitant treatment with these drugs. Current calcium supplement products are mostly in the form of calcium carbonate, which is soluble only in an acidic medium and which consequently must be retained in the stomach for an extended period of time for efficient dissolution and subsequent absorption. However, conventional calcium carbonate products pass through the stomach too quickly for a significant amount of the calcium to dissolve. The Company believes that the GR System will provide for the more efficient dissolution and absorption of an orally administered calcium compound by keeping the product in the stomach for an extended period of time.

  The Company believes that a possible future application of the GR System is the incorporation of a nonsystemic antacid into the GR System that would be designed to provide sustained local action. Although currently used antacid products are nonsystemic, their duration time is short. Accordingly, individuals who need through-the-night protection from excess stomach acid must resort to systemic antacids, such as Zantac(R) or Tagamet(R), which have a longer on-set of action. The Company believes that the GR System may be designed to provide continuous, controlled local delivery which is expected to allow for a nonsystemic antacid product with more immediate and sustained action. It is estimated that several million people in the United States regularly take antacids.

  Rational Drug Combinations. The Company believes that the GR System may allow for rational combinations of drugs with different biological half-lives. Physicians frequently prescribe multiple drugs for treatment of a single medical condition. For example, a physician may prescribe a combination of captopril/hydrochlorothiazide or nifedipine/triampterine for a patient with a heart condition. Single product combinations have not been considered feasible because the different biological half-lives of these combination drugs would result in an overdosage of one drug and/or an underdosage of the other. By incorporating different drugs into different polymeric cylinders in the same capsule, the GR System is designed to release each of its incorporated drugs continuously at a rate and duration (dose) appropriately adjusted for the specific biological half-lives of the drugs. The Company believes that future rational drug combination products using the GR System have the potential to simplify drug administration, increase patient compliance, and reduce medical costs.

  Potential for Oral Delivery of Peptides and Proteins. Based on laboratory studies conducted by the Company, the GR System is expected to protect drugs prior to their delivery in the stomach. This feature coupled with gastric retention could allow for continuous delivery of peptides and proteins (i.e., labile drugs) into the upper portion of the small intestine, the most likely site of possible absorption for many such drugs. The Company believes that this mechanism will allow effective oral delivery of some drugs that currently require administration by injection. In addition, the Company believes that the GR System can be formulated to provide for continuous, controlled delivery of insoluble or particulate matter, including protein or antigen-laden vesicles, such as liposomes, and microspheres or nanoparticles.

THE REDUCED IRRITATION SYSTEM

  The RI System is designed to provide for significant reduction in local GI irritation from the effects of certain drugs. Local tissue damage occurs when solid crystals of a drug remain at any one site of the GI tract for long periods of time. The RI System consists of an outer capsule, which is designed to rapidly disintegrate upon ingestion to deliver multiple small, spherical pellets. The spherical pellets are composed of an inert matrix of polymeric material in which the active ingredient is homogeneously dispersed in its solid state. The spherical pellets persist for a period of time, but ultimately dissolve and the polymer is eliminated.

  The RI System is designed to reduce irritation through three distinct mechanisms. First, the small spheres of the RI System are designed to deliver an incorporated drug in solution state, in contrast to a solid or crystalline state which may cause ulcers. Second, the dispersion of the spherical pellets within the stomach contributes further to the dilution of the local drug effects. Third, controlled delivery contributes to the reduction of GI irritation by delivering the incorporated drug over a longer period of time. In addition to the reduced irritation aspirin that the Company is currently developing, the Company believes that other GI irritating compounds such as potassium chloride and erythromycin (a frequently used antibiotic) may benefit from the RI System.

  The Company is currently developing an aspirin product which utilizes the RI System and is designed to reduce the GI irritation which is common when aspirin is administered in conventional tablet or capsule form. Aspirin usage has been expanding with important new medical indications, including the prevention and treatment of cardiovascular disease. Aspirin is widely recognized for its ability to cause damage to the GI tract and local irritation of the stomach and intestine which often relates to GI discomfort and a patient's intolerance to this drug. The irritation properties of aspirin are mostly local, not systemic in origin. Local damage begins and is sustained by high local drug concentration against the mucosa (membraneous lining), particularly when aspirin is administered in a solid, crystalline state as from a rapidly dissolving tablet. These crystals in contact with the mucosa provide a stagnant pool of saturated drug solution against the cell walls, resulting in damage from both cellular mechanisms and from back diffusion of acid into the mucosal cells and into the submucosal capillaries, causing tissue necrosis (morbidity) and bleeding. To minimize local damage, the RI System is designed to deliver its drug in solution, in a controlled manner from a dispersion of polymeric units.

  The figure below shows the results from a preliminary study completed for the Company by SRI International. Using a standard animal model (considered predictive of local GI irritation in humans), the irritant properties of aspirin were reduced by approximately 72% when delivered from the RI System, compared to the same dose of aspirin administered in conventional tablet form.

   COMPARATIVE IRRITATION RESPONSES IN THE RABBIT COLONIC MUCOSAL MODEL

                             [GRAPH APPEARS HERE]

PRODUCTS UNDER DEVELOPMENT

  The following table summarizes the Company's principal product development initiatives:

   DEPOMED                                        POTENTIAL
   SYSTEM         PROGRAM         PARTNER        INDICATIONS    EXPECTED BENEFIT
   -------   ----------------  -------------- ----------------  ----------------
     GR      BMS Proprietary   Bristol-Myers  Confidential(2)   . Less frequent
             Compound          Squibb                             dosing
                               Company(1)
     GR      Anti-infective    GalaGen        C. parvum         . Prolonged,
             Immunoglobulin    Inc.(3)        intestinal          continuous
                                              infection           delivery for
                                                                  intestinal
                                                                  therapy
     GR      Anti-infective    GalaGen        H. pylori         . Prolonged,
             Immunoglobulin    Inc.(3)        gastric             continuous
                                              infection           delivery to
                                                                  gastric mucosa
     GR      Calcium           In-house       Osteoporosis,     . Improved
             Supplement                       other calcium       calcium
                                              deficiencies        absorption
     RI      Aspirin           In-house       Multiple,         . Reduced
                                              including           gastric
                                              cardiovascular      irritation
                                              therapy
                                                                . Prolonged low
                                                                  dose delivery

--------

(1) The Company entered into an option agreement relating to this compound with BMS in July 1996. See "--Collaborative Relationships."

(2) The potential indication may not be disclosed pursuant to the terms of the agreement between the Company and BMS. See "--Collaborative
    Relationships."

(3) The Company entered into a feasibility study relating to this immunoglobulin with GalaGen in May 1996. See "--Collaborative
    Relationships."

  The products listed in the above table are in various stages of development. For the BMS compound, a Phase I pharmacokinetic trial was completed in January 1997 and the product is now in advanced clinical testing. The GalaGen immunoglobulins are being tested in vitro for the ability of the GR System to protect and deliver the product in an acid and enzyme rich environment like the stomach. The calcium supplement and aspirin products are in pre-clinical development by the Company. As no clinical trials will be required for the initial commercialization of the calcium supplement product, that product will be available for manufacturing upon completion of development. The Company expects to initiate a clinical trial for its reduced irritation aspirin product during the first half of 1998. See "--Business Strategy" and "-- Government Regulation."

BUSINESS STRATEGY

  The Company intends to have the DepoMed Systems used with as many pharmaceutical products as possible with an emphasis on pharmaceutical products which command a large market share or are in large market segments and where the Company believes the DepoMed Systems will provide an advantage over other drug delivery systems.

  The Company's primary strategy for the development and commercialization of the DepoMed Systems involves establishing collaborative relationships with pharmaceutical and biotechnology companies to develop improved therapeutic products. The products will be jointly developed, with the collaborative partner having primary responsibility to clinically test, manufacture, market and sell the products. The Company has retained and intends to continue to retain ownership of its technologies developed for its collaborative partners. The Company believes this practice will provide the Company with the flexibility of entering into collaborative arrangements with other potential partners should the initial partner decide not to pursue the commercialization of a particular product which utilizes the DepoMed Systems. The Company believes that its partnering strategy will enable it to reduce its cash requirements while developing a larger potential product portfolio. By providing new formulations of existing products using the DepoMed Systems, the Company believes that it will not only be able to offer its partners improved products but also may provide them with the ability to extend their patent franchises on such products. The Company believes that the potential for such renewed franchises will be especially attractive to pharmaceutical companies whose patents on existing products are close to expiration. In addition, the Company believes that the DepoMed Systems may offer pharmaceutical and biotechnology companies formulations for products based on new molecular entities, such as antigens and peptides, that can be safely and effectively administered orally. Collaborations with pharmaceutical and biotechnology companies are expected to provide near-term revenues from sponsored development activities and future revenues from license fees and royalties relating to the sale of products.

  In addition to the Company's current programs with BMS and GalaGen, the Company's goal is to enter into one additional development program with a major pharmaceutical company over the next twelve months. To meet this goal, the Company has identified as potential partners six companies that the Company believes have drugs which can derive potential benefits if incorporated into the DepoMed Systems. The Company has initiated preliminary discussions with several of these companies. There can be no assurance that any of these discussions will lead to the Company's entering into a development agreement with a collaborative partner or, if such agreement is entered into, that such collaboration will lead to the successful development of a product.

  The Company also intends to develop OTC and/or off-patent drug products that utilize the DepoMed Systems either independently or jointly by entering into collaborative partnerships with pharmaceutical, biotechnology or other healthcare companies. To reduce costs and time-to market, the Company intends to select those products that treat indications with clear-cut clinical end-points and that are reformulations of existing compounds already approved by the FDA. The Company believes that products utilizing the DepoMed Systems will provide favorable product differentiation in the highly competitive generic and OTC drug product markets at costs below those of other drug delivery systems, thereby enabling the Company and its collaborative partners to compete more effectively in marketing improved off-patent and OTC drug products. By funding the initial development costs of these improved products, the Company believes that it may be able to enter into collaborative marketing arrangements that provide higher royalty rates or other more favorable payment terms on product sales. The Company is also seeking to establish alliances with overseas sales and marketing partners for the initial sale of the Company's future generic products. The Company believes that due to the more favorable regulatory environments in some foreign countries, it may be able to generate revenues from these markets while awaiting FDA approval in the United States.

  Pursuant to this business strategy, two products utilizing the DepoMed Systems are currently under development: an enhanced absorption OTC calcium supplement product and a reduced irritation aspirin product. Since calcium supplements are regarded as food supplements by the FDA rather than drugs, no clinical trials are required. The Company, consequently, believes that development time for the calcium supplement product will be shorter than products that require FDA review and approval. The Company believes that an OTC calcium supplement product can be developed by the Company and commercialized within three years from the date of this Prospectus. During that time, the Company will need to undertake studies to support its claims of enhanced absorption, develop a manufacturing relationship with a contract manufacturer and enter into a collaborative marketing arrangement for the calcium supplement product. There can be no assurance that the studies will be successfully completed or that the Company will be successful in entering into a manufacturing relationship or marketing arrangement for the calcium supplement within three years or at all, or, even if the Company does so, that the product will be successfully commercialized.

  The Company's reduced irritation aspirin product will require the submission of an NDA to the FDA. Because clinical trials and FDA review and approval will be required to support the claim of reduced gastric irritation relating to the aspirin product, commercialization of the reduced irritation aspirin product is expected to take at least one year longer than the OTC calcium supplement product. There can be no assurance that the clinical trials will be successful or that the Company will be successful in obtaining the required FDA approval to market the reduced irritation aspirin product, or, if it does, that the Company's reduced irritation aspirin product will be successfully commercialized.

  In addition to the calcium supplement and reduced irritation aspirin products, the Company has a target list of off-patent drugs which the Company believes can derive potential benefits if incorporated into the DepoMed

Systems. The Company intends to select one such off-patent drug for development within twelve months following completion of the Offering. There can be no assurance that the Company will have sufficient funds to complete the development of the off-patent drug product chosen or, even if developed, that the product will be successfully commercialized.

COLLABORATIVE RELATIONSHIPS

  Bristol-Myers Squibb Company. In July 1996, the Company and BMS entered into a joint research agreement to develop a product incorporating a BMS proprietary compound into the GR System. Pursuant to the agreement, BMS has an option to obtain an exclusive, worldwide license to products incorporating the BMS compound utilizing the GR System. Based on a pharmacokinetic study in humans that was concluded in February 1997, a dosage level (drug release rate and duration) for the product has been selected. Further clinical testing is now in progress, while process scale-up and manufacturing methodologies are being finalized. If such license is entered into, the Company will receive a royalty on net sales of the products as well as certain milestone payments. The option expires in February 1999. There can be no assurance, however, that BMS will exercise the option or that, if it does, any resulting product will be approved by the FDA or, if approved, will be successfully commercialized.

  GalaGen Inc. In May 1996, the Company and GalaGen entered into a feasibility study involving the use of the GR System to deliver oral immunoglobulin products developed by GalaGen. If the outcome of the feasibility study is favorable, the Company may enter into a development agreement with GalaGen. There can be no assurance, however, that such feasibility study will be concluded successfully, and even if successfully concluded that the Company will be able to enter into an agreement with GalaGen on reasonable commercial terms or at all.

  Oakmont Pharmaceuticals, Inc. In April 1997, the Company and Oakmont signed a letter of intent to enter into an agreement pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and have rights to distribute and sell these products in territories to be determined. The letter of intent also provides for the Company and Oakmont each to offer rights to future products to the other party. There can be no assurance that the Company and Oakmont will enter into a definitive agreement or, if they do, that the Company will be successful in developing these products or Oakmont will be successful in manufacturing, distributing or marketing them.

COMPETITION

  Other companies that have oral drug delivery technologies that are competitive with the DepoMed Systems include ALZA, Elan, JAGO, Skye, Dura, KOS, and Flamel, all of which have oral tablet products designed to release the incorporated drugs over time. Each of these companies has a patented technology with attributes different from those of the Company's, and in some cases with different sites of delivery to the GI tract. The Company believes that it is the only drug delivery company that is currently developing products for oral drug delivery systems both for enhanced retention in the stomach of an orally administered tablet (the GR System) and the safer oral administration of otherwise locally irritating drugs (the RI System). The Company believes that this combination of oral drug delivery technologies differentiates the Company from other oral drug delivery companies and will enable the Company to interest pharmaceutical companies in incorporating their proprietary drugs into the DepoMed Systems and to differentiate any OTC and/or off-patent drugs that utilize the DepoMed Systems from those of other drug delivery companies.

  Competition in the areas of pharmaceutical products and drug delivery systems is intense and is expected to become more intense in the future. These competing technologies may prove superior, either generally or in particular market segments, in terms of factors such as cost, consumer satisfaction or drug delivery profile. The Company's principal competitors in the business of developing and applying drug delivery systems all have substantially greater financial, technological, marketing, personnel and research and development resources than the Company. In addition, the Company may face competition from pharmaceutical and biotechnology companies that may develop or acquire drug delivery technologies. Many of the Company's potential collaborative partners have devoted and are continuing to devote significant resources in the development of their own drug delivery systems and technologies. Products incorporating the Company's technologies will compete both with products employing advanced drug delivery systems and with products in conventional dosage forms. New drugs or future developments in alternate drug delivery technologies may provide therapeutic or cost advantages over any potential products which utilize the DepoMed Systems. There can be no assurance that developments by others will not render any potential products utilizing the DepoMed Systems noncompetitive or obsolete. In addition, the Company's competitive success will depend heavily on entering into collaborative relationships on reasonable commercial terms, commercial development of products incorporating the DepoMed Systems, regulatory approvals, protection of intellectual property and market acceptance of such products.

PATENTS AND PROPRIETARY RIGHTS

  The Company's success will depend in part on its ability to obtain and maintain patent protection for its technologies and to preserve its trade secrets. It is the policy of the Company to file patent applications in the United States and foreign jurisdictions. The Company currently holds two issued United States and three pending United States patent applications, and has applied for patents in numerous foreign countries, some of which have been granted and others of which are still pending. No assurance can be given that the Company's patent applications will be approved or that any issued patents will provide competitive advantages for the DepoMed Systems or the Company's technologies or will not be challenged or circumvented by competitors. With respect to already issued patents and any patents which may issue from the Company's applications, there can be no assurance that claims allowed will be sufficient to protect the Company's technologies. Patent applications in the United States are maintained in secrecy until a patent issues, and the Company cannot be certain that others have not filed patent applications for technology covered by the Company's pending applications or that the Company was the first to file patent applications for such technology. Competitors may have filed applications for, or may have received patents and may obtain additional patents and proprietary rights relating to, compounds or processes that may block the Company's patent rights or compete without infringing the patent rights of the Company. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or commercial advantage to the Company.

  The Company also relies on trade secrets and proprietary know-how which it seeks to protect, in part, through confidentiality agreements with employees, consultants, collaborative partners and others. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any such breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. Although potential collaborative partners and the Company's research partners and consultants are not given access to proprietary trade secrets and know-how of the Company until they have executed confidentiality agreements, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

  The ability to develop the Company's technologies and to commercialize products using such technologies will depend on not infringing the patents of others. Although the Company is not aware of any claim of patent infringement against it, claims concerning patents and proprietary technologies determined adversely to the Company could have a material adverse effect on the Company. In addition, litigation may also be necessary to enforce any patents issued or licensed to the Company or to determine the scope and validity of third-party proprietary rights. There can be no assurance that the Company's issued or licensed patents would be held valid by a court of competent jurisdiction. Whether or not the outcome of litigation is favorable to the Company, the cost of such litigation and the diversion of the Company's resources during such litigation could have a material adverse effect on the Company.

  The pharmaceutical industry has experienced extensive litigation regarding patent and other intellectual property rights. Accordingly, the Company could incur substantial costs in defending itself in suits that may be brought against the Company claiming infringement of the patent rights of others or in asserting the Company's patent rights in a suit against another party. The Company may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with the patent applications of the Company or other parties. Adverse determinations in litigation or interference proceedings could require the Company to seek licenses (which may not be available on commercially reasonable terms) or subject the Company to significant liabilities to third parties, and could therefore have a material adverse effect on the Company.

MANUFACTURING, MARKETING AND SALES

  The Company intends to develop products utilizing the DepoMed Systems for its collaborators and, in some cases, retain rights to manufacture commercial quantities of such products. The manufacture and incorporation of drugs into hydrophilic (readily absorbing moisture), polymer matrix pellets used in the DepoMed Systems is accomplished by using a variety of standard techniques. These include direct compression, compression using high speed rotary tablet press or, alternatively, by an extrusion/spheronization process, which results in very small spherical bodies. The Company does not have any internal manufacturing, marketing or sales resources. In view of its early stage of development and limited resources, the Company does not anticipate spending a material portion of the net proceeds of this Offering to acquire resources and develop capabilities in these areas. Although the Company intends to acquire pilot manufacturing equipment with a portion of the net proceeds of the Offering, the Company does not intend to acquire or establish its own dedicated manufacturing facilities for the foreseeable future. See "Use of Proceeds." Rather, the Company's manufacturing strategy will be to utilize the facilities of its collaborative partners, or to develop manufacturing relationships with established contract manufacturers to make products utilizing the DepoMed Systems. In addition, the Company does not intend to establish an internal sales and marketing capability, but will seek to rely on its collaborative partners or distributor arrangements to market and sell the products utilizing the DepoMed Systems. In April 1997, the Company and Oakmont signed a letter of intent to enter into an agreement pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and have rights to distribute and sell these products in territories to be determined. There can be no assurance that the Company will be able to enter into manufacturing, marketing or sales agreements on reasonable commercial terms, or at all, with Oakmont or with another third party. Failure to do so could have a material adverse effect on the Company.

  Manufacturers of products utilizing the DepoMed Systems will be subject to applicable cGMP requirements prescribed by the FDA or other rules and regulations prescribed by foreign regulatory authorities. There can be no assurance that the Company will be able to enter into manufacturing agreements either domestically or abroad with companies whose facilities and procedures comply with cGMP or applicable foreign standards. Should such agreements be entered into, the Company will be dependent on such manufacturers for continued compliance with cGMP and applicable foreign standards. Failure by a manufacturer of products utilizing the DepoMed Systems to maintain cGMP or applicable foreign standards could result in significant time delays or the inability of the Company to commercialize the DepoMed Systems and could have a material adverse effect on the Company. At the present time, due to ongoing consolidation in the chemical and pharmaceutical industries, the Company believes there is a worldwide excess of manufacturing capacity available to the Company. As a result, the Company believes that it will be able to enter into agreements with suppliers and manufacturers on reasonable commercial terms. However, there can be no assurance that there will be manufacturing capacity available to the Company at the time the Company is ready to commercialize products utilizing the DepoMed Systems. There also can be no assurance that any products utilizing the DepoMed Systems can be manufactured at a cost or in quantities required to make them commercially viable. The Company's inability to contract on acceptable terms and with qualified suppliers for the manufacture of any products or delays or difficulties in its relationships with manufacturers, would have a material adverse effect on the Company.

  Contract manufacturers must adhere to cGMP regulations strictly enforced by the FDA on an ongoing basis through its facilities inspection program. Contract manufacturing facilities must generally pass a pre-approval plan inspection before the FDA will approve an NDA. Certain material manufacturing changes that occur after approval are also subject to FDA review and clearance or approval. There can be no assurance that the FDA or other regulatory agencies will approve the process or facilities by which any of the products utilizing the DepoMed Systems may be manufactured. The Company's dependence on third parties for the manufacture of products utilizing the DepoMed Systems may adversely affect the Company's ability to develop and deliver such products on a timely and competitive basis.

GOVERNMENT REGULATION

  The Company is subject to regulation under various federal laws regarding pharmaceutical products and also various federal and state laws regarding, among other things, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. In connection with its research and development activities, the Company is subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. The Company believes that it has complied with these laws and regulations in all material respects and it has not been required to take any action to correct any material noncompliance.

  FDA Approval Process. In the United States, pharmaceutical products, including any drugs utilizing the DepoMed Systems, are subject to rigorous regulation by the FDA. If a company fails to comply with applicable requirements, it may be subject to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution of the company or its officers and employees, injunctions, product seizure or detention, product recalls, total or partial suspension of production, FDA withdrawal of approved applications or FDA refusal to approve pending new drug applications, premarket approval applications, or supplements to approved applications.

  Prior to commencement of clinical studies involving human beings, preclinical testing of new pharmaceutical products is generally conducted on animals in the laboratory to evaluate the potential efficacy and the safety of the product. The results of these studies are submitted to the FDA as a part of an IND application, which must become effective before clinical testing in humans can begin. Typically, clinical evaluation involves a time consuming and costly three-phase process. In Phase I, clinical trials are conducted with a small number of subjects to determine the early safety profile and the pharmcokinetic pattern of a drug. In Phase II, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In Phase III, large-scale, multi-center, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors the progress of each of the three phases of clinical testing and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient.

  The results of the preclinical and clinical testing on drugs are submitted to the FDA in the form of an NDA for approval prior to commencement of commercial sales. In responding to an NDA, the FDA may grant marketing approval, request additional information or deny the application if the FDA determines that the application does not satisfy its regulatory approval criteria. There can be no assurance that approvals will be granted on a timely basis, if at all. Failure to receive approval for any products utilizing the DepoMed Systems could have a material adverse effect on the Company.

  OTC products that comply with monographs issued by the FDA are subject to various FDA regulations such as cGMP requirements, general and specific OTC labeling requirements (including warning statements), the restriction against advertising for conditions other than those stated in product labeling, and the requirement that in addition to approved active ingredients OTC drugs contain only safe and suitable inactive ingredients. OTC products and manufacturing facilities are subject to FDA inspection, and failure to comply with applicable regulatory requirements may lead to administrative or judicially imposed penalties. If an OTC product differs from the terms of a monograph, it will, in most cases, require FDA approval of an NDA for the product to be marketed.

  Other Regulations. Even if required FDA approval has been obtained with respect to a product, foreign regulatory approval of a product must also be obtained prior to marketing the product internationally. Foreign approval procedures vary from country to country and the time required for approval may delay or prevent marketing. In certain instances the Company or its collaborative partners may seek approval to market and sell certain of its products outside of the U.S. before submitting an application for U.S. approval to the FDA. The regulatory procedures for approval of new pharmaceutical products vary significantly among foreign countries. The clinical testing requirements and the time required to obtain foreign regulatory approvals may differ from that required for FDA approval. Although there is now a centralized EU approval mechanism in place, each EU country may nonetheless impose its own procedures and requirements, many of which are time consuming and expensive, and some EU countries require price approval as part of the regulatory process. Thus, there can be substantial delays in obtaining required approval from both the FDA and foreign regulatory authorities after the relevant applications are filed, and approval in any single country may not be a meaningful indication that the product will thereafter be approved in another country.

PRODUCT LIABILITY

  The Company's business involves exposure to potential product liability risks that are inherent in the production and manufacture of pharmaceutical products. Any such claims could have a material adverse effect on the Company. The Company does not currently have any product liability insurance. Although the Company has applied for product liability insurance, there can be no assurance that it will be able to obtain or maintain such insurance on acceptable terms, that the Company will be able to secure increased coverage as the commercialization of the DepoMed Systems proceeds or that any insurance will provide adequate protection against potential liabilities.

ADVISORS TO THE COMPANY

  The Company has two groups of advisors that advise the Company on business and scientific issues and on future opportunities. As compensation for these services, the Company has granted the advisors options to purchase shares of the Company's Common Stock. These options vest over four years.

 The Policy Advisory Board

  Members of the Policy Advisory Board advise management of the Company on medical, regulatory and business issues relating to the Company.

  Carl C. Peck, M.D. Dr. Peck is Professor of Pharmacology and Medicine and founding Director of the Center for Drug Development Science at Georgetown University Medical Center, Washington, D.C. Formerly he served as Assistant Surgeon General in the U.S. Public Health Service and as Director of the Center for Drug Evaluation and Research (CDER) at the FDA. Dr. Peck holds an M.D. degree from the University of Kansas. Dr. Peck advises the Company on drug development, experimental design and analysis, and regulatory affairs.

  John Urquhart, M.D. Dr. Urquhart is Professor of Pharmacoepidemiology at Maastricht University in Maastricht, The Netherlands. He is also Chief Scientist of AARDEX, Ltd. in Zurich, Switzerland and Adjunct Professor of Biopharmaceutical Sciences at the University of California, San Francisco. Earlier he was Chief Scientist at ALZA, holding various management positions including President of ALZA Research. Dr. Urquhart holds an M.D. degree from Harvard University. Dr. Urquhart advises the Company on new product opportunities and product specifications.

  James B. Wiesler. Mr. Wiesler is the retired Vice Chairman of the Bank of America, where he was in charge of global consumer banking. Mr. Wiesler currently serves as a director of Science Applications International Corporation and of the Sidney Kimmel Cancer Center in San Diego. Additionally, he serves on the Board of Trustees of Sharp Memorial Hospital and Alexian Brothers Hospital. Mr. Wiesler advises the Company on financial and business strategy issues.

 The Development Advisory Board

  Members of the Development Advisory Board provide the Company with expertise on medical, scientific and product development issues, including government regulations, clinical trial design and manufacturing issues related to the DepoMed Systems. In certain cases, the advisors also provide consulting services to the Company in their area of expertise and receive compensation for such consulting services.

  Harriet Benson, Ph.D. Dr. Benson, who was until recently Vice President for Regulatory Affairs of ALZA, advises the Company on matters relating to state and federal compliance issues and other regulatory affairs.

  Roy Kuramoto, Ph.D. Until his recent retirement, Dr. Kuramoto was Senior Vice President in charge of world-wide manufacturing operations for Syntex Corporation. Dr. Kuramoto advises the Company on issues related to pilot scale-up and manufacturing methodologies.

  John Palmer, M.D., Ph.D. Dr. Palmer is Chairman Emeritus and Professor in the Department of Pharmacology, University of Arizona Medical School. Dr. Palmer advises the Company on matters related to preclinical study design and clinical pharmacology.

  Virgil Place, M.D. Dr. Place is the founder and Chairman of Vivus, Inc., a medical device company. Dr. Place advises the Company on issues related to product design, regulatory procedures, and medical affairs.

EMPLOYEES

  As of May 1, 1997, the Company had seven full-time employees. None of the Company's employees is represented by a collective bargaining agreement, nor has the Company experienced any work stoppage. The Company believes that its relations with its employees are good.

FACILITIES

  The Company leases approximately 3,300 square feet in Foster City, California, under a non-cancellable lease which expires on February 28, 1999, and which includes an option to renew for an additional five years. The Company will need to lease additional space for laboratory, testing and pilot manufacturing facilities within the next 12 months following the date of this Prospectus. See "Use of Proceeds."

LEGAL PROCEEDINGS

  The Company is not a party to any legal proceedings.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company and their ages as of March 31, 1997 are as follows:

   NAME                  AGE                          POSITION
   ----                  ---                          --------
John W. Shell, Ph.D.....  72 Founder, Chairman of the Board and Chief Scientific Officer
John W. Fara, Ph.D......  54 President, Chief Executive Officer and Director
John N. Shell...........  44 Vice President, Operations and Director
John F. Hamilton........  52 Vice President, Finance and Chief Financial Officer
Judson A. Cooper(1).....  38 Director
Joshua Schein,            36 Director
 Ph.D.(1)...............

--------
(1) Member of Audit Committee

  John W. Shell, Ph.D., has served as Chairman of the Board of Directors of the Company since its inception in August 1995, and served as the Company's President and Chief Executive Officer from May 1995 to December 1996 when he became the Company's Chief Scientific Officer. Dr. Shell founded DSI in 1991, and served as its Chairman and Chief Executive Officer until its merger with M6 in 1994, and served as President of the DepoMed Division of M6 from March 1994 until May 1995. Prior to founding DSI, from 1987 until 1990 he was Vice President for Research at Johnson & Johnson's IOLAB division. His experience also includes eight years as a Senior Research Scientist at The Upjohn Company, six years as Director of Research for Allergan Pharmaceuticals and fifteen years with ALZA dating from its founding in 1968. Dr. Shell served as Vice President of the pharmaceutical division, and later as Vice President for Business Development for ALZA. Dr. Shell received B.A., B.S. and Ph.D. degrees from the University of Colorado.

  John W. Fara, Ph.D., has served as a director of the Company since November 1995 and as its President and Chief Executive Officer since December 1996. From February 1990 to June 1996 he was President and Chief Executive Officer of Anergen, Inc., a biotechnology company. Prior to February 1990 he was President of Prototek, Inc., a biotechnology company ("Prototek"). Prior to his tenure at Prototek, he was Director of Biomedical Research and then Vice President of Business Development during ten years with ALZA. Dr. Fara received a B.S. from the University of Wisconsin and a Ph.D. from University of California, Los Angeles.

  John N. Shell has served as a director of the Company since its inception in August 1995 and Director of Operations for the Company until December 1996, when he was named Vice President, Operations. From May 1994 to August 1995, Mr. Shell served in a similar capacity at the DepoMed Division of M6. Prior to 1994, Mr. Shell served as Materials Manager for Ebara International Corporation, a multi-national semiconductor equipment manufacturer, and as Materials Manager for ILC Technology, an electro-optics and electronics manufacturer. Mr. Shell received his B.A. from the University of California, Berkeley.

  John F. Hamilton has served as the Company's Vice President, Finance and Chief Financial Officer since January 1997. Prior to joining the Company, Mr. Hamilton was Vice President and Chief Financial Officer of Glyko, Inc. and Glyko Biomedical Ltd., a carbohydrate instrument and reagents company from May 1992 to September 1996. Previously he was President and Chief Financial Officer of Protos Corporation, a drug design subsidiary of Chiron Corporation, from June 1988 to May 1992 and held various positions with Chiron Corporation, including Treasurer, from September 1987 to May 1992. Mr. Hamilton received a B.A. from the University of Pennsylvania and an M.B.A. from the University of Chicago.

  Judson A. Cooper has served as a director of the Company since August 1995. Mr. Cooper has been a private investor since September 1993. Prior to 1993, Mr. Cooper served for two years as a Vice President of D. Blech and Company, a merchant bank. Mr. Cooper is a graduate of the Kellogg School of Management.

  Joshua Schein, Ph.D., has served as a director of the Company since December 1995. Since 1994 Dr. Schein has served as a Vice President of Investment Banking at Josephthal Lyon and Ross Incorporated, and from 1991 until 1994 as a Vice President at D. Blech and Company. Dr. Schein received a Ph.D. in neurosciences from the Albert Einstein College of Medicine, and an M.B.A. from Columbia University Graduate School of Business.

BOARD OF DIRECTORS COMMITTEES AND OTHER INFORMATION

  All directors are elected at the annual meeting of shareholders and hold office until the election and qualification of their successors at the next annual meeting of shareholders. Officers of the Company serve at the discretion of the Board of Directors (the "Board"). Mr. John N. Shell is Dr. Shell's son. There are no other family relationships.

  The Board currently has an Audit Committee consisting of Mr. Cooper and Dr. Schein. The Audit Committee oversees the actions taken by the Company's independent auditors and reviews the Company's internal financial and accounting controls and policies.

  The Company is currently seeking to appoint two independent directors to the Board.

DIRECTOR COMPENSATION

  Directors do not currently receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses in connection with their attendance at meetings of the Board of Directors. Upon his election to the Board of Directors in 1995, John W. Fara received an option to purchase 16,666 shares of Common Stock at an exercise price of $0.09 per share.

EXECUTIVE COMPENSATION

  The following table sets forth certain compensation paid by the Company in the fiscal year ended December 31, 1996 to the Company's Chief Executive Officer and former Chief Executive Officer (now the Company's Chairman and Chief Scientific Officer) (collectively, the "Named Executive Officers"). No other executive officer earned in excess of $100,000 during fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                          ----------------------
                                                                  AWARDS
                                                          ----------------------
                                      ANNUAL COMPENSATION      COMMON STOCK
NAME AND PRINCIPAL POSITION                SALARY($)      UNDERLYING OPTIONS (#)
---------------------------           ------------------- ----------------------
John W. Fara,
 President and Chief Executive Offi-
 cer(1).............................       $ 21,917(2)            83,333
John W. Shell,
 Chairman and Chief Scientific Offi-
 cer(3).............................        185,000                  --

--------
(1) Dr. Fara became President and Chief Executive Officer in December 1996. Dr. Fara devoted 40% of his time to the Company until February 1997, when he assumed his duties on a full-time basis.
(2) Includes $15,750 that Dr. Fara received in connection with services performed as a consultant to the Company prior to his appointment as President and Chief Executive Officer.
(3) Dr. Shell served as President and Chief Executive Officer of the Company until December 1996.

  The following table provides information concerning grants of options to purchase the Company's Common Stock made to each of the Named Executive Officers during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ---------------------------------------------------
                                                                               POTENTIAL REALIZED
                                           PERCENT                              VALUE AT ASSUMED
                           NUMBER OF       OF TOTAL                          ANNUAL RATES OF STOCK
                           SECURITIES      OPTIONS                           PRICE APPRECIATION FOR
                           UNDERLYING     GRANTED TO    EXERCISE                OPTION TERM (1)
                            OPTIONS       EMPLOYEES      PRICE    EXPIRATION ----------------------
  NAME                   GRANTED (2)(3) IN FY-1996 (4) ($/SH) (5)    DATE        5%         10%
  ----                   -------------- -------------- ---------- ---------- ---------- -----------
John W. Fara............     83,333           96%        $0.90     10/25/06  $   47,167 $   119,531
John W. Shell...........        --           --            --           --          --          --

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.
(2) The options reflected in this table were all granted under the Stock Plan. The date of grant is 10 years prior to the expiration date listed. For additional material terms of the options, see "Management--1995 Stock Option Plan."
(3) The options vest at a rate of 25% per year over four years from the grant date.
(4) Based on an aggregate of 86,667 options granted to employees of the Company in fiscal 1996.
(5) The exercise price per share of options granted represented the fair value of the underlying shares of Common Stock on the dates the options were granted as determined by the Board of Directors. The Company's Common Stock was not traded publicly at the time of the option grants to the Named Executive Officers.

  None of the Named Executive Officers exercised options to purchase Common Stock during the year ended December 31, 1996. The following table sets forth certain information regarding the value of exercised and unexercised stock options held by each of the Named Executive Officers as of December 31, 1996.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                      UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                   OPTIONS AT DECEMBER 31, 1996         AT DECEMBER 31, 1996(1)
                   --------------------------------    -------------------------
  NAME              EXERCISABLE      UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
  ----             -------------    ---------------    ----------- -------------
John W. Fara......            4,167            95,833    $26,710     $546,790
John W. Shell.....              --                --         --           --

--------
(1) The value of the options is based upon the difference between the exercise price and the assumed value of $6.50 per share, the midpoint of the range of the estimated initial public offering price set forth on the cover of this Prospectus.

1995 STOCK OPTION PLAN

  The Stock Plan was adopted by the Board and approved by the shareholders in September 1995 and subsequently amended. As of March 31, 1997, a total of 416,667 shares of Common Stock were reserved for issuance under the Stock Plan. As of March 31, 1997, options to purchase a total of 91,667 shares of Common Stock had been exercised, options to purchase a total of 196,667 shares at a weighted average exercise price of $1.64 per share were outstanding, and 128,333 shares remained available for future option grants. In April 1997, the Board approved an increase of 250,000 shares to the Stock Plan. In April and June 1997, the Board of Directors granted options to purchase 71,666 and 68,333 shares of Common Stock, respectively, at a weighted average exercise price of $4.30 per share.

  The purpose of the Stock Plan is to attract, retain and motivate officers, key employees, consultants and directors of the Company by giving them the opportunity to acquire stock ownership in the Company. The Stock Plan provides for the granting to employees of the Company (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Code and for the grant of nonstatutory stock options to employees, consultants and directors of the Company. To the extent an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the grant date) in excess of $100,000, any such excess options shall be automatically converted to a nonstatutory stock option.

  The Stock Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"). The Administrator determines the type and terms of options and purchase rights granted under the Stock Plan, including the number of shares covered, exercise price, term and condition for exercise of the option. The exercise price of all stock options granted under the Stock Plan must be at least 100% of the fair market value of the Common Stock of the Company on the grant date. The term of an incentive stock option may not exceed ten years from the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any stock option granted shall be at least 110% of the fair market value of the Common Stock on the grant date and the term of such option may not exceed five years. Payment of the exercise price may be in cash, check, or, at the discretion of the administrator, by promissory notes or shares of stock held by the optionee, or a combination thereof.

  No option may be transferred by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO"). During the lifetime of an optionee, only the optionee (or the optionee's spouse pursuant to a QDRO) may exercise an option. An option shall be exercisable on or after each vesting date in accordance with the terms set forth in the option agreement; provided, however, that the right to exercise an option must vest at the rate of at least 20% per year over five years from the grant date. In the event of a change in control of the Company all outstanding options will become fully vested.

  In the event of certain changes in control of the Company or a sale of substantially all its assets, the Administrator may cancel each outstanding option upon payment in cash to the optionee of the amount by which any cash and any other property which the optionee would have received for the shares of stock covered by the vested portion of the option exceeds the exercise price of the option. The Board may amend, suspend or terminate the Stock Plan as long as such action does not adversely affect any outstanding option or purchase right and provided that shareholder approval shall be required for any amendment to (i) increase the number of shares subject to the Stock Plan,
(ii) materially change eligibility for the grant of options or purchase rights, or (iii) materially increase the benefits accruing to participants. If not terminated earlier, the Stock Plan will terminate in 2005.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  The Company entered into employment agreements with two-year terms with John
W. Fara and John W. Shell in February 1997. Pursuant to these agreements, Drs. Fara and Shell each receive an annual base salary of $185,000. Dr. Fara's agreement provides for him to receive his salary and benefits for the remainder of the two-year term of the agreement in the event of his termination without cause (as defined in the agreement) or in the event of his involuntary termination following a change in control (as defined in the agreement). Dr. Shell's employment agreement provides that either party may terminate employment at any time upon 90 days written notice. Each employment agreement provides that the employee will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Articles of Incorporation limit the liability of directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or recission. The Company is also empowered under its Articles of Incorporation to enter into indemnification agreements with its director and officers and to purchase insurance on behalf of any person whom it is required to indemnify. The Company's Bylaws provide that the Company will indemnify its directors and officers as a contractual obligation and may indemnify its employees and agents against certain liabilities to the fullest extent permitted by California law. The Company intends to enter into indemnification agreements with each of its current directors and officers.

                             CERTAIN TRANSACTIONS

  In March 1994, DepoMed Systems, Inc. ("DSI") a company founded and principally owned by Dr. John W. Shell was merged into M6 Pharmaceuticals, Inc. ("M6"). In July 1995 DSI and Dr. Shell instituted an action against M6 relating to the merger and related events. In August 1995, pursuant to a settlement agreement (the "Settlement Agreement") between DSI and Dr. Shell, on the one hand, and M6, on the other hand, M6 transferred all of the intellectual property and other technology assets of DSI to the Company, and the Company assumed certain liabilities related thereto.

  In September 1995, the Company issued 2,066,667 shares of its Common Stock to Dr. Shell and other shareholders of DSI in cancellation of the M6 stock received in the merger. See "Principal Shareholders."

  In September 1995, the Company issued 1,196,491 shares of Common Stock to CSO Ventures LLC ("CSO") in consideration of the prior agreement of CSO to lend the Company $100,000 to finance the litigation against M6 and to assist the Company in its initial financing. In September 1995, the Company also entered into a consulting agreement with CSO, pursuant to which CSO provided financial advisory services to the Company for an annual fee of $120,000. The consulting agreement terminated in September 1996. In March 1997, the Company entered into a consulting agreement with CSO which provides for business development, operations and financial advisory services to be performed by CSO for an annual fee of $120,000. The agreement has a term of one year and is renewed automatically unless terminated by either party with 60 days written notice. Dr. Schein and Mr. Cooper are members of CSO and also are directors of the Company.

  In November 1995, the Company sold 1,025,000 shares of Series A Preferred Stock to David P. Ash and 815,000 shares of Series A Preferred to Amore Perpetuo, Inc., each a principal shareholder of the Company. In February 1997, the Company sold 25,000 shares of Series B Preferred Stock to John F. Hamilton, the Company's Chief Financial Officer. See "Principal Shareholders."

  Pursuant to the terms of the Settlement Agreement, the Company assumed two promissory notes issued to Dr. Shell by DSI in December 1992 and December 1993 for the aggregate principal amount of $100,667 (the "DSI Notes"). In November 1996, the Company issued a promissory note to Dr. Shell (the "1996 Note" and together with the DSI Notes the "Shell Notes") for the principal amount of $50,000. The Shell Notes bear interest at 6% per annum. The Shell Notes will become due and payable upon completion of this Offering. As of March 31, 1997, the aggregate principal amount and related interest on the Shell Notes totaled $173,747. The Company intends to repay the Shell Notes with a portion of the net proceeds from this Offering. See "Use of Proceeds."

  Pursuant to the terms of the Settlement Agreement, the Company assumed promissory notes (the "Stern Notes") issued to Julian N. Stern, Secretary of the Company, by DSI. The Stern Notes bear interest at 6.5% per annum. The Stern Notes will become due and payable upon completion of this Offering. The Company intends to repay the Stern Notes with a portion of the net proceeds from this Offering. As of March 31, 1997, the aggregate principal amount of the Stern Notes and related interest totaled $124,375. See "Use of Proceeds."

  Subsequent to December 31, 1996, the Company has granted options to purchase Common Stock to officers and directors including options to purchase 66,667 shares of Common Stock to Dr. Fara and options to purchase 30,000 shares of Common Stock to Mr. Hamilton at an exercise price of $3.00 per share of Common Stock. In June 1997, the Company granted options to purchase 25,000 shares of Common Stock to Mr. Hamilton at an exercise price of $5.25 per share of Common Stock.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 31, 1997 and, as adjusted to reflect the sale of the Securities offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) by all current directors and executive officers as a group.

                               SHARES BENEFICIALLY PERCENT BEFORE PERCENT AFTER
   NAME OF BENEFICIAL OWNER       OWNED (1)(2)      OFFERING (2)  OFFERING (2)
   ------------------------    ------------------- -------------- -------------
CSO Ventures LLC (3)..........      1,196,491           28.1%         17.7%
Cygnus, Inc. (4)..............        400,000            9.4           5.9
David P. Ash (5)..............        341,667            8.0           5.1
Amore Perpetuo, Inc. (6)......        271,666            6.4           4.0
John W. Shell (7).............      1,566,666           36.7          23.2
John N. Shell (8).............        502,083           11.8           7.4
John W. Fara (9)..............          4,167              *             *
Judson A. Cooper (10).........      1,196,491           28.1          17.7
Joshua Schein (10)............      1,196,491           28.1          17.7
All directors and executive
 officers
 as a group (6 persons) (11)..      3,277,741           76.8          50.3

--------
   * Less than one percent of the outstanding shares of Common Stock.
 (1) Assumes no exercise of the Over-Allotment Option. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

 (2) Applicable percentage of ownership for each shareholder is based on 4,263,447 shares of Common Stock outstanding as of May 31, 1997, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares. Shares of Common Stock subject to outstanding options are deemed outstanding for computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
 (3) CSO Ventures LLC's ("CSO") address is 666 3rd Avenue, 30th Floor, New York, New York 10017.

 (4) These shares are being held by Dr. John W. Shell for delivery to Cygnus, Inc., formerly Cygnus Therapeutics Systems ("Cygnus") if certain conditions are met, including the timely tender for cancellation of certificates representing shares of M6 held by Cygnus. Cygnus, Inc.'s address is 400 Penobscot Drive, Redwood City, California 94063. Cygnus is engaged in the development of diagnostic and drug delivery systems, with its current efforts primarily focused on three core areas: a painless, automatic glucose monitoring device, transdermal drug delivery systems and mucosal drug delivery systems.
 (5) Includes 30,000 shares of Common Stock held by the children of Mr. Ash.
 (6) Amore Perpetuo, Inc.'s address is 4616 West Sahara Avenue #65, Las Vegas, Nevada 89012.

 (7) Includes 400,000 shares of Common Stock held on behalf of Cygnus, of which Dr. Shell disclaims beneficial ownership. See footnote 4. Dr. Shell's address is 1170 B Chess Drive, Foster City, California 94404.

 (8) Includes 2,083 shares of Common Stock issuable upon exercise of outstanding options which will vest within 60 days of May 31, 1997. Mr. Shell's address is 1170 B Chess Drive, Foster City, California 94404.

 (9) Represents 4,167 shares of Common Stock issuable upon exercise of outstanding options which will vest within 60 days of May 31, 1997. Dr. Fara's address is 1170 B Chess Drive, Foster City, California 94404.
(10) Represents shares beneficially owned by CSO, of which Mr. Cooper and Dr. Schein disclaim beneficial ownership.

(11) Includes 6,250 shares of Common Stock issuable upon exercise of outstanding options which will vest within 60 days of May 31, 1997. Also includes 1,196,491 shares owned by CSO, of which Mr. Cooper and Dr. Schein disclaim beneficial ownership and 8,333 shares of Common Stock held by John F. Hamilton, the Company's Chief Financial Officer.

                           DESCRIPTION OF SECURITIES

  The following description of the securities of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws to be effective upon completion of the Offering is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement, of which this prospectus is a part.

  Upon the closing of the Offering, the authorized capital stock of the Company will consist of 25,000,000 shares of Common Stock, no par value and 5,000,000 shares of Preferred Stock, no par value (the "Preferred Stock").

COMMON STOCK

  Upon completion of this Offering, there will be 6,763,447 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Company. Subject to the preferences that may be applicable to any future shares of Preferred Stock outstanding, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of Preferred Stock outstanding. The holders of Common Stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of Common Stock are, and the shares offered by the Company in the Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  Upon the closing of this Offering, the Board of Directors will have the authority, without further action by the shareholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms in redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series without any further vote or action by the shareholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock.

BRIDGE WARRANTS

  Each Bridge Warrant entitles the registered holder thereof to purchase, at anytime during the four year period commencing 12 months after the date of this Prospectus, one share of Common Stock at the initial public offering price of the Company's Common Stock, subject to adjustment upon the occurrence of certain events such as combinations or reclassifications of the Common Stock. The holders of the Bridge Warrants are also entitled to certain registration rights. See "--Registration Rights."

WARRANTS

  The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company, and Continental Stock Transfer & Trust Company (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  Exercise Price and Terms. Each Warrant entitles the registered holder
thereof to purchase, at any time commencing    , 1998 [12 months after the
date of this Prospectus], until    , 2002 [5 years after the date of this
Prospectus], one share of Common Stock at a price of $    per share [140% of
the initial public offering price per share of Common Stock], subject to adjustment in accordance with the anti-dilution provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until the expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants. The exercise price of the Warrants bears no relationship to any objective criteria and should in no event be regarded as an indication of any future market price of the securities offered hereby.

  Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment, upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock or for a period of two years from the date of this Prospectus, the sale by the Company of shares of its Common Stock or other securities convertible into Common Stock at a price below the initial public offering price of the Common Stock, excluding shares of Common Stock issued in connection with incentive or benefit plans of the Company, strategic alliances, joint ventures or other corporate partnerships. Additionally, an adjustment will be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might have been purchased upon the exercise of the Warrant.

  Redemption Provisions. Commencing      , 1998 [18 months after the date of
this Prospectus], the Warrants are subject to redemption at $.10 per Warrant on 30 days' prior written notice provided that the average closing sales price
of the Common Stock as reported on the AMEX equals or exceeds $   per share
[150% of the initial public offering price of the Common Stock] (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of the Common Stock), for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

  Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date five years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop, or if it develops, that it will continue.

  Warrantholders Not Shareholders. The Warrants do not confer upon holders any voting, dividend or other rights as shareholders of the Company.

  Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than 30 days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders.

  The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

  The Warrants are separately transferable immediately upon issuance. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.

REGISTRATION RIGHTS

  Certain holders of the Common Stock or their transferees are entitled to certain rights with respect to the registration of shares under the Securities Act. Registration rights are held with respect to 92,834 shares of Common Stock to be issued upon conversion of the Company's Series B Preferred Stock upon consummation of this Offering under the terms of the agreements between the Company and holders of Series B Preferred Stock (the "Registrable Securities"). Subject to certain limitations in such agreements, the holders of Registrable Securities have "piggyback" rights to request that their shares be registered for public resale with respect to up to four registrations of the Company's securities. However, if such piggyback rights are exercised in connection with an underwritten offering of the Company's Common Stock, the underwriter of such offering has the right to reduce to 20% of the total the number of such shares to be included in such public offering or, in the case of the initial public offering, to exclude such shares entirely. In addition, at a time when the Company is eligible to register securities on Form S-3, holders of Registrable Securities not already registered may demand that the Company file a Form S-3, provided that the aggregate offering price of the Registrable Securities would be at least $1,000,000. The Company will pay certain expenses in connection with the exercise of the foregoing rights. These registration rights expire five years after an initial public offering of the Company's securities.

  Registration rights are also held with respect to 76,923 shares of Common Stock (assuming an initial public offering price of $6.50) issuable upon exercise of the Bridge Warrants (the "Bridge Shares") under the terms of the agreement between the Company and holders of the Bridge Warrants. Subject to certain limitations in such agreement, the holders of Bridge Shares have the right to require the Company, on one occasion, to register the Bridge Shares under the Securities Act. In addition, the holders of the Bridge Shares have "piggyback" rights to request that their shares be registered for public resale with respect to one registration of the Company's securities. However, if such piggyback registration rights are exercised in connection with an underwritten offering of the Company's Common Stock, the underwriter of such offering has the right to reduce or eliminate such shares to be included in such public offering. The Company will pay certain expenses (excluding underwriting discounts and commissions) relating to such registrations.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Company's Common Stock and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of this Offering, the Company will have 6,763,447 shares of Common Stock outstanding, of which the 2,500,000 shares offered hereby (and the 1,250,000 Warrants) will be transferable without restriction under the Securities Act. The other 4,263,447 outstanding shares of Common Stock are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under the revised holding period requirements of Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year, is entitled to sell (together with any person with whom such individual is required to aggregate sales) within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on the Nasdaq Stock Market or another national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information regarding the Company. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least two years, is entitled to sell such restricted shares under Rule 144(k) without regard to any of the limitations described above.

  Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 generally may be relied upon with respect to the sale of shares purchased from the Company by its employees, directors, officers or consultants prior to the date of this Prospectus pursuant to written compensatory benefit plans such as the Stock Plan and written contracts such as option agreements. Rule 701 is also available for sales of shares acquired by persons pursuant to the exercise of options granted prior to the effective date of this Prospectus, regardless of whether the option exercise occurs before or after the effective date of this Prospectus. Securities issued in reliance on Rule 701 are "restricted securities" within the meaning of Rule 144 and, beginning 90 days after the date of this Prospectus, may be sold by persons other than affiliates of the Company subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year minimum holding period requirement.

  As of March 31, 1997, options granted under the Stock Plan to purchase a total of 196,667 shares of Common Stock were outstanding and options to purchase an additional 128,333 shares of Common Stock were reserved for future issuance under the Stock Plan. Of the options granted under the Stock Plan, 7,083 of such options were currently exercisable as of March 31, 1997, with the remaining outstanding options to become exercisable at the rate of 28,750 options in 1997 and 49,167 in each of 1998 and 1999, and 62,500 options in 2000 and thereafter. In April 1997, the Board of Directors approved an increase of 250,000 shares to the Stock Plan. In April and June 1997, the Board of Directors granted options to purchase 71,666 and 68,333 shares of Common Stock, respectively. Shares of Common Stock issued upon the exercise of outstanding options will be "restricted securities" and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. Potential exemptions include those available under Rule 144 and Rule 701.

  No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market prices of the Common Stock and Warrants prevailing from time to time. Pursuant to the Lock-Up Agreements, the Company, all officers and directors of the Company and all holders of outstanding securities exercisable for or convertible into Common Stock have agreed not to, directly or indirectly, issue, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. The Representative has no general policy with respect to the release of shares prior to the expiration of the lock-up period and no present intention to waive or modify any of these restrictions on the sale of Company securities. Assuming that the Representative does not release the shareholders from the Lock-Up Agreements, after the Lock-Up Period all of the shares will be eligible for sale in the public market. Of such shares, 3,355,991 shares of Common Stock will be eligible for sale under Rule 144 (subject to volume limitations imposed by such rule), 815,789 shares of Common Stock will be eligible for sale under Rule 144(k), and 91,667 shares will be eligible for sale under Rule 701. The sale or issuance, or the potential for sale or issuance, of Common Stock after such 12-month period could have an adverse impact on the market prices of the Common Stock and/or the Warrants. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Common Stock and/or the Warrants. See "Underwriting."

                                 UNDERWRITING

  The Underwriters named below (the "Underwriters"), for whom National Securities Corporation is acting as representative (in such capacity, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock and Warrants set forth opposite their names:

        UNDERWRITERS                       NUMBER OF SHARES NUMBER OF WARRANTS
        ------------                       ---------------- ------------------
      National Securities Corporation.....
                                              ---------         ---------
        Total.............................    2,500,000         1,250,000
                                              =========         =========

  The Underwriters are committed to purchase all the shares of Common Stock and Warrants offered hereby, if any of such Securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

  The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain
dealers at such prices less concessions not in excess of $   per share of
Common Stock and $    per Warrant. Such dealers may reallow a concession not
in excess of $   per share of Common Stock and $    per Warrant to certain
other dealers. After the commencement of the Offering, the public offering price, concession and reallowance may be changed by the Representative.

  The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Underwriters may be required to make. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 2 1/2% of the gross proceeds derived from the sale of the Securities underwritten, of which $50,000 has been paid to date.

  The Company has granted to the Underwriters the Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase from the Company up to an additional 375,000 shares and/or an additional 187,500 Warrants at the initial public offering prices per share and per Warrant, respectively, offered hereby, less underwriting discounts. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

  In connection with this Offering, the Company has agreed to sell to the Representative, for $.0001 per warrant, warrants to purchase from the Company up to 250,000 shares of Common Stock and/or up to 125,000 Warrants (the "Representative's Warrants"). The Representative's Warrants are initially
exercisable at a price of $    per share [165% of the initial public offering
price per share of Common Stock] and $    per Warrant [165% of the initial
public offering price per Warrant] for a period of four years, commencing one year after the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of 12 months from the date of this Prospectus, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

  The Company's directors, and executive officers, and all holders of shares of Common Stock, options, warrants or other securities convertible, exercisable or exchangeable for Common Stock have agreed not to offer, sell, or otherwise dispose of any shares of Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. An appropriate legend shall be placed on the certificates representing such securities. The Representative has no general policy with respect to the release of shares prior to the expiration of the lock-up period and no present intention to waive or modify any of these restrictions on the sale of Company securities.

  Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. ("NASD") and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission which shall not exceed five percent (5%) of the aggregate exercise price of such Warrants in connection with bona fide services provided by the Representative relating to any warrant solicitation undertaken by the Representative. In addition, the individual must designate the firm entitled to payment of such warrant solicitation fee. A warrant solicitation fee will only be paid to the Representative or another NASD member when such NASD member is specifically designated in writing as the soliciting broker. However, no compensation will be paid to the Representative in connection with the exercise of the Warrants if (i) the market price of the Common Stock is lower than the exercise price, (ii) the Warrants were held in a discretionary account, or (iii) the exercise of Warrants is not solicited by the Representative. Unless granted an exemption by the Commission from its Rule 101 under Regulation M promulgated under the Securities Act, the Representative will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from five business days (or such applicable periods as Rule 101 under Regulation M may provide) prior to any solicitation of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee. As a result, the Representative may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. If the Representative has engaged in any of the activities prohibited by Rule 101 under Regulation M during the period described above, the Representative undertakes to waive unconditionally its rights to receive a commission on the exercise of such Warrants.

  In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Common Stock and/or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 375,000 shares of Common Stock and/or 187,500 Warrants, by exercising the Over-Allotment Option referred to above. In addition, the Representative may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Securities that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

  Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering prices of the Common Stock and Warrants, and the exercise price of the Warrants has been determined by negotiation between the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value.

The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings and certain other factors as were deemed relevant.

  The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part. For a more complete description thereof, see "Additional Information."

                                 LEGAL MATTERS

  The legality of the Securities offered hereby will be passed upon for the Company by Heller Ehrman White & McAuliffe, Palo Alto, California. Julian N. Stern, the Secretary of the Company, is the owner of 83,333 shares of Common Stock and is the sole stockholder and employee of a professional corporation that is a partner of Heller Ehrman White & McAuliffe. Orrick, Herrington & Sutcliffe LLP, New York, New York has acted as counsel to the Underwriters in connection with the Offering.

                                    EXPERTS

  The financial statements of DepoMed, Inc. at December 31, 1996 and for the period from inception (August 7, 1995) to December 31, 1995 and for the year ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 under the Securities Act (the "Registration Statement") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contracts or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office in Washington, D.C., and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. The Commission maintains an Internet World Wide Web site that contains reports, proxy and information reports and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. The site can be accessed at http://www.sec.gov.

  The Company intends to furnish its shareholders with annual reports containing financial statements audited by its independent auditors.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS
Report of Ernst & Young LLP, Independent Auditors.......................... F-2
Balance Sheets............................................................. F-3
Statements of Operations................................................... F-4
Statement of Shareholders' Equity (Net Capital Deficiency)................. F-5
Statements of Cash Flows................................................... F-6
Notes to Financial Statements.............................................. F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors DepoMed, Inc.

  We have audited the accompanying balance sheet of DepoMed, Inc. (a development stage company) as of December 31, 1996, and the related statements of operations, shareholders' equity (net capital deficiency), and cash flows for the period from inception (August 7, 1995) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DepoMed, Inc. (a development stage company) at December 31, 1996, and the results of its operations and its cash flows for the period from inception (August 7, 1995) to December 31, 1995 and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

  As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The 1996 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Palo Alto, California January 31, 1997, except for Note 9, as to which the
date is     , 1997

-------------------------------------------------------------------------------

The foregoing report is in the form that will be signed upon completion of the one-for-three reverse stock split described in Note 9 to the Financial Statements.

                                                          /s/ Ernst & Young LLP

Palo Alto, California June 16 1997

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              BALANCE SHEETS

                                                                      PRO FORMA
                                                                    SHAREHOLDERS'
                                                                       EQUITY
                                                                    (NET CAPITAL
                                                                     DEFICIENCY)
                                         DECEMBER 31,   MARCH 31,     AT MARCH
                                             1996         1997        31, 1997
                                         ------------  -----------  -------------
                                                       (UNAUDITED)
                 ASSETS
Current assets:
  Cash and cash equivalents............. $    10,802   $  107,523
  Accounts receivable...................     120,898      114,301
  Other current assets..................      31,537      143,031
                                         -----------   ----------
    Total current assets................     163,237      364,855
Property and equipment, net.............     155,139      163,077
Other assets............................      14,751        8,953
                                         -----------   ----------
                                         $   333,127   $  536,885
                                         ===========   ==========
            LIABILITIES AND
          SHAREHOLDERS' EQUITY
        (NET CAPITAL DEFICIENCY)

Current liabilities:
  Accounts payable...................... $    51,746   $  125,241
  Accrued compensation..................     291,374      319,487
  Notes payable to shareholders.........     294,238      298,122
  Capital lease obligation, current
   portion..............................      19,803       14,950
  Other current liabilities.............      22,764       20,126
                                         -----------   ----------
    Total current liabilities...........     679,925      777,926
Capital lease obligation, non-current
 portion................................      34,634       24,338
Commitments
Shareholder's equity (net capital
 deficiency):
  Preferred stock, no par value,
   10,000,000 shares
   authorized (5,000,000 pro forma);
   2,447,368 and 2,725,868 shares issued
   and outstanding at December 31, 1996
   and March 31, 1997, respectively
   (none pro forma); aggregate
   liquidation preference of $750,000
   and $1,028,500 at December 31, 1996
   and March 31, 1997, respectively.....     682,759      961,259    $       --
  Common stock, no par value, 25,000,000
   shares
   authorized; 3,354,825 shares issued
   and outstanding at December 31, 1996
   and March 31, 1997, respectively,
   (4,263,447 shares pro forma).........     284,250      382,250      1,343,509
  Deferred compensation.................    (275,000)    (351,729)      (351,729)
  Deficit accumulated during the
   development stage....................  (1,073,441)  (1,257,159)    (1,257,159)
                                         -----------   ----------    -----------
    Total shareholders' equity (net
     capital deficiency)................    (381,432)    (265,379)   $  (265,379)
                                         -----------   ----------    -----------
                                         $   333,127   $  536,885
                                         ===========   ==========

                            See accompanying notes.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                 INCEPTION
                             INCEPTION                    THREE MONTHS ENDED    (AUGUST 7,
                          (AUGUST 7, 1995)  YEAR ENDED         MARCH 31,         1995) TO
                          TO DECEMBER 31,  DECEMBER 31, -----------------------  MARCH 31,
                                1995           1996        1996        1997        1997
                          ---------------- ------------ ----------- ----------- -----------
                                                        (UNAUDITED) (UNAUDITED) (UNAUDITED)
Product development
 revenue................     $     --       $ 317,971    $     --    $ 127,039  $   445,010
Operating expenses:
  Research and
   development..........       138,816        390,496      104,852     135,788      665,100
  General and
   administrative.......       155,157        393,676      129,305     170,499      719,332
  Purchase of in-process
   research and
   development..........       298,154            --           --          --       298,154
                             ---------      ---------    ---------   ---------  -----------
    Total operating
     expenses...........       592,127        784,172      234,157     306,287    1,682,586
Loss from operations....      (592,127)      (466,201)    (234,157)   (179,248)  (1,237,576)
Interest expense, net...         8,541          6,572         (419)      4,470       19,583
                             ---------      ---------    ---------   ---------  -----------
Net loss................     $(600,668)     $(472,773)   $(233,738)  $(183,718) $(1,257,159)
                             =========      =========    =========   =========  ===========
Pro forma net loss per
 share..................                    $   (0.11)   $   (0.05)  $   (0.04)
                                            =========    =========   =========
Shares used in computing
 pro forma net loss per
 share..................                    4,312,910    4,290,321   4,444,682
                                            =========    =========   =========


                            See accompanying notes.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

           STATEMENT OF SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

             FROM INCEPTION (AUGUST 7, 1995) TO MARCH 31, 1997

                                                                                           DEFICIT         TOTAL
                                                                                         ACCUMULATED   SHAREHOLDERS'
                          CONVERTIBLE PREFERRED STOCK      COMMON STOCK                     DURING        EQUITY
                          ----------------------------- -------------------   DEFERRED   DEVELOPMENT   (NET CAPITAL
                              SHARES         AMOUNT      SHARES    AMOUNT   COMPENSATION    STAGE       DEFICIENCY)
                          --------------  ------------- --------- --------- ------------ ------------  -------------
Balances at inception
 (August 7, 1995).......             --   $         --        --  $     --   $      --   $        --    $      --
Issuance of common
 shares to founders on
 August 7, 1995 in
 exchange for shares
 held by them in M6
 Pharmaceuticals, Inc...             --             --  2,066,667       --          --            --           --
Issuance of common
 shares for cash to
 investors at
 approximately $0.0009
 per share on November
 15, 1995...............             --             --  1,196,491     1,000         --            --         1,000
Issuance of Series A
 convertible preferred
 stock for cash to
 investors at
 approximately $0.31 per
 share on November 15,
 1995, net of issuance
 costs of $67,241.......       2,447,368        682,759       --        --          --            --       682,759
Net loss................             --             --        --        --          --       (600,668)    (600,668)
                          --------------  ------------- --------- ---------  ----------  ------------   ----------
Balances at December 31,
 1995...................       2,447,368        682,759 3,263,158     1,000         --       (600,668)      83,091
Issuance of common
 shares for cash at
 various dates at $0.09
 per share to employees
 and the Company's
 counsel pursuant to
 stock option
 agreements.............             --             --     91,667     8,250         --            --         8,250
Deferred compensation
 related to grants of
 certain stock options..             --             --        --    275,000    (275,000)          --           --
Net loss................             --             --        --        --          --       (472,773)    (472,773)
                          --------------  ------------- --------- ---------  ----------  ------------   ----------
Balances at December 31,
 1996...................       2,447,368  $     682,759 3,354,825 $ 284,250  $ (275,000) $ (1,073,441)  $ (381,432)
Issuance of Series B
 convertible preferred
 stock to investors for
 cash at $1.00 per share
 (unaudited)............         278,500        278,500       --        --          --            --       278,500
Deferred compensation
 related to grants of
 certain stock options
 (unaudited)............             --             --        --     98,000     (98,000)          --           --
Amortization of deferred
 compensation
 (unaudited)............             --             --        --        --       21,271           --        21,271
Net loss (unaudited)....             --             --        --        --          --       (183,718)    (183,718)
                          --------------  ------------- --------- ---------  ----------  ------------   ----------
Balances at March 31,
 1997 (unaudited).......       2,725,868  $     961,259 3,354,825 $ 382,250  $ (351,729) $ (1,257,159)  $ (265,379)
                          ==============  ============= ========= =========  ==========  ============   ==========

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         STATEMENTS OF CASH FLOWS

                                                                                 INCEPTION
                             INCEPTION                    THREE MONTHS ENDED    (AUGUST 7,
                          (AUGUST 7, 1995)  YEAR ENDED         MARCH 31,         1995) TO
                          TO DECEMBER 31,  DECEMBER 31, -----------------------  MARCH 31,
                                1995           1996        1996        1997        1997
                          ---------------- ------------ ----------- ----------- -----------
                                                        (UNAUDITED) (UNAUDITED) (UNAUDITED)
Cash flows from
 operating activities:
  Net loss..............     $(600,668)     $(472,773)   $(233,738)  $(183,718) $(1,257,159)
  Adjustments to
   reconcile net loss to
   net cash used in in
   operating activities:
   Depreciation and
    amortization........        12,234         32,878        8,217      11,611       56,723
   Accrued interest
    expense on
    shareholder notes...         2,930         10,688        2,588       3,884       17,502
   Amortization of
    deferred
    compensation
    expense.............           --             --           --       21,271       21,271
   Purchase of in-
    process research
    and development.....       298,154            --           --          --       298,154
   Changes in assets
    and liabilities:
     Accounts
      receivable........           --        (120,898)         --        6,597     (114,301)
     Other current
      assets............        (9,144)       (22,393)         657    (111,494)    (143,031)
     Other assets.......       (10,076)        (4,675)        (787)      5,782       (8,969)
     Accounts payable...        12,000         39,746       37,300      73,495      125,241
     Accrued
      compensation......        62,283        161,615       40,405      28,113      252,011
     Other current
      liabilities.......        38,268        (15,504)     (23,469)     (2,638)      20,126
                             ---------      ---------    ---------   ---------  -----------
       Net cash provided
        by (used in)
        operating
        activities......      (194,019)      (391,316)    (168,827)   (147,097)    (732,432)
                             ---------      ---------    ---------   ---------  -----------
Cash flows from
 investing activities:
  Expenditures for
   property and
   equipment............       (49,645)       (28,708)      (3,283)    (19,533)     (97,886)
  Purchases of short-
   term investments.....       (79,582)           --           --          --       (79,582)
  Sales of short-term
   investments..........           --          79,582       49,207         --        79,582
                             ---------      ---------    ---------   ---------  -----------
  Net cash provided by
   (used in) investing
   activities...........      (129,227)        50,874       45,924     (19,533)     (97,886)
                             ---------      ---------    ---------   ---------  -----------
Cash flows from
 financing activities:
  Payments on capital
   lease obligations....       (22,506)       (45,013)      (7,242)    (15,149)     (82,668)
  Proceeds on issuance
   of notes to
   shareholders.........           --          50,000          --          --        50,000
  Proceeds on issuance
   of common stock......         1,000          8,250          --          --         9,250
  Proceeds on issuance
   of preferred stock...       682,759            --           --      278,500      961,259
                             ---------      ---------    ---------   ---------  -----------
  Net cash provided by
   financing
   activities...........       661,253         13,237       (7,242)    263,351      937,841
                             ---------      ---------    ---------   ---------  -----------
  Net increase
   (decrease) in cash
   and cash
   equivalents..........       338,007       (327,205)    (130,145)     96,721      107,523
  Cash and cash
   equivalents at
   beginning of period..           --         338,007      338,007      10,802          --
                             ---------      ---------    ---------   ---------  -----------
  Cash and cash
   equivalents at end of
   period...............     $ 338,007      $  10,802    $ 207,862   $ 107,523  $   107,523
                             =========      =========    =========   =========  ===========
Supplemental schedule of
 noncash financing and
 investing activities:
  Acquisition of
   property and
   equipment under
   capital leases.......     $  65,563      $  56,393    $     --    $     --   $   121,956
                             =========      =========    =========   =========  ===========
  Assumption of net
   liabilities of M6
   Pharmaceuticals at
   inception (August 7,
   1995)................     $ 298,154      $     --     $     --    $     --   $   298,154
                             =========      =========    =========   =========  ===========
Supplemental disclosure
 of cash flow
 information:
  Cash paid during the
   period for interest..     $   6,493      $   5,695    $   1,260   $   1,714  $    12,188
                             =========      =========    =========   =========  ===========

                            See accompanying notes.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION

 Organization

  DepoMed, Inc. (the "Company"), a development stage company, was incorporated in the State of California on August 7, 1995. The Company is engaged in the research and development of oral drug delivery systems. The Company's primary activities since incorporation have been establishing its offices and research facilities, recruiting personnel, conducting research and development, performing business and strategic planning and raising capital.

 Basis of Presentation

  In the course of its development activities, the Company has sustained continuing operating losses and expects such losses to continue over the next several years. Management plans to continue to finance the operations with a combination of stock sales, such as the initial public offering contemplated by the Company and, in the longer term, revenues from corporate alliances and technology licenses. The Company's ability to continue as a going concern is dependent upon the successful execution of financings and, ultimately, upon achieving profitable operations. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate one or more of its development programs. During the three months ended March 31, 1997, the Company raised $278,500 in gross proceeds from the private placement of Series B preferred stock.

  In March 1994, DepoMed Systems, Inc. ("DSI"), a company founded and principally owned by Dr. John W. Shell, the founder of the Company, was merged into M6 Pharmaceuticals, Inc. ("M6"). In August 1995, pursuant to a settlement agreement (the "1995 Settlement Agreement") among M6, DSI and Dr. Shell, M6 transferred all of the assets related to the research, development, marketing, production and sale of oral drug delivery systems and technology developed by or under the direction of Dr. Shell to the Company, and the Company assumed certain net liabilities totaling $298,154 related thereto. Such amount has been reflected in the statement of operations as a charge for the purchase of in-process research and development.

 Unaudited Pro Forma Shareholders' Equity (Net Capital Deficiency)

  If the offering contemplated by this Prospectus is consummated, all of the convertible preferred shares outstanding as of the closing date will automatically be converted into 908,622 shares of common stock based on the shares of convertible preferred stock outstanding as of March 31, 1997. Pro forma shareholders' equity at March 31, 1997, as adjusted for the conversion of preferred stock, is disclosed on the balance sheet.

 Interim Financial Information

  The financial information at March 31, 1997, for the three months ended March 31, 1996 and 1997 and for the period from inception (August 7, 1995) to March 31, 1997 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results for the three months ended March 31, 1997 are not necessarily indicative of results for any other interim period or for the entire year.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash, Cash Equivalents and Short-Term Investments

  The Company considers all highly liquid investments purchased with an original maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 1995, cash equivalents primarily

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

consist of U.S. treasury bills. All other liquid investments are classified as short-term investments and consist of treasury bills with maturities in excess of three months. The Company places its cash, cash equivalents and short-term investments with high quality, U.S. financial institutions and to date has not experienced losses on any of its balances.

 Depreciation and Amortization

  Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the related assets, generally four years.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Stock-Based Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under SFAS 123, stock-based compensation expense is measured using either the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25 ("APBO 25") or the fair-value method described in SFAS 123. Beginning in 1996, the Company implemented SFAS 123 using the intrinsic-value method. Accordingly, adoption of the SFAS 123 had no material effect on the Company's financial position or results of operations.

 Net Loss Per Share

  Except as noted below, historical net loss per share is computed using the weighted average number of common shares outstanding. Common equivalent shares are excluded from the computation as their effect is antidilutive, except that pursuant to the Securities and Exchange Commission ("SEC") Staff Accounting Bulletins, common and common equivalent shares issued during the 12-month period prior to the initial filing of the proposed offering at prices below the assumed public offering price have been included in the calculation as if they were outstanding for all periods presented (using the treasury stock method for stock options at the estimated public offering price).

  Historical net loss per share information is as follows:

                                                                   THREE MONTHS ENDED
                                PERIOD FROM INCEPTION  YEAR ENDED       MARCH 31,
                                 (AUGUST 7, 1995) TO  DECEMBER 31, --------------------
                                  DECEMBER 31, 1995       1996       1996       1997
                                --------------------- ------------ ---------  ---------
      Net loss per share......        $   (0.19)       $   (0.14)  $   (0.07)     (0.05)
                                      =========        =========   =========  =========
      Shares used in computing
       net loss per share.....        3,071,367        3,497,121   3,474,532  3,566,199
                                      =========        =========   =========  =========

  Pro forma net loss per share has been computed as described above and also gives effect to the conversion of convertible preferred shares not included above that will automatically convert upon completion of the Company's initial public offering (using the as-if-converted method) from the original date of issuance.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

  Pro forma net loss per share for the period from inception (August 7, 1995) to December 31, 1995 is as follows:

      Pro forma net loss per share................................. $    (0.18)
                                                                    ==========
      Shares used in computing pro forma net loss per share........  3,279,748
                                                                    ==========

 Impact of Recently Issued Accounting Pronouncements

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute loss per share and to restate all prior periods. The impact is expected to result in no change to loss per share for any of the periods presented and the quarters ended March 31, 1997 and March 31, 1996.

 Revenue Recognition

  Product development revenue relates to the reimbursement of costs incurred for research and development and the achievement of milestones as specified in the related agreement and are recorded as earned.

(3) RESEARCH ARRANGEMENTS

 Bristol-Myers Squibb Company

  In July 1996, the Company and Bristol-Myers Squibb Company ("BMS") entered into a joint research agreement to develop a product incorporating a BMS proprietary compound into the DepoMed Gastric Retentive ("GR") System. Pursuant to the agreement, the Company has achieved all the specified milestones and has, therefore, recorded approximately $198,000 in product development revenues in 1996, the entire fee specified in the agreement. The amounts receivable under the agreement totaled $57,778 as of December 31, 1996.

  Pursuant to the agreement, BMS has an option to obtain an exclusive, worldwide license to products incorporating the BMS compound utilizing the GR System. If such license is entered into, the Company will receive a royalty on net sales of the products as well as certain milestone payments. The option expires in February 1999.

  Also in 1996 and the three month period ended March 31, 1997, the Company performed contract research services for BMS under an arrangement whereby BMS reimbursed specific research costs relating to the same product. Revenue recognized in accordance with this arrangement amounted to $110,000 and $127,039 and the amounts receivable under the arrangement totaled $63,120 and $114,301 as of December 31, 1996 and March 31, 1997, respectively.

 GalaGen Inc.

  In May 1996, the Company and GalaGen Inc. ("GalaGen") entered into a feasibility study involving the use of the GR System to deliver oral immunoglobulin products developed by GalaGen. If the outcome of the feasibility study is favorable, the Company may enter into a development agreement with GalaGen.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

(4) PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                               DECEMBER 31, 1996
                                                               -----------------
      Furniture and office equipment..........................     $ 15,590
      Laboratory equipment....................................      153,957
      Leasehold improvements..................................       30,704
                                                                   --------
                                                                    200,251
      Less accumulated depreciation and amortization..........      (45,112)
                                                                   --------
                                                                   $155,139
                                                                   ========

  Property and equipment includes assets under capitalized leases of $121,956 at December 31, 1996. Accumulated amortization related to assets under capital leases totaled $33,412 at December 31, 1996, respectively.

(5) LEASES

  The Company leases its facilities under a noncancelable operating lease. The facilities lease expires in 1999 and includes an option to renew the lease for an additional five years. Future minimum lease payments under the capital leases and operating leases at December 31, 1996, together with the present value of the minimum lease payments, are as follows:

                                                             OPERATING CAPITAL
                                                              LEASES    LEASES
                                                             --------- --------
      Year ending December 31,
        1997................................................ $ 38,676  $ 27,272
        1998................................................   39,468    23,316
        1999................................................    6,600    19,820
                                                             --------  --------
      Total minimum payments required....................... $ 84,744    70,408
                                                             ========
      Less amount representing interest.....................            (15,971)
                                                                       --------
      Present value of future lease payments................             54,437
      Less current portion..................................            (19,803)
                                                                       --------
      Noncurrent portion....................................           $ 34,634
                                                                       ========

  Rent expense for the period from inception (August 7, 1995) to December 31, 1995, for the year ended December 31, 1996 and for the period from inception (August 7, 1995) to December 31, 1996 was approximately $15,840, $36,960 and $52,800, respectively.

(6) RELATED PARTY TRANSACTIONS

 CSO Ventures LLC

  In September 1995, the Company issued 1,196,491 shares of Common Stock to CSO Ventures LLC ("CSO") in consideration of the prior agreement of CSO to lend the Company $100,000 to finance the litigation against M6 and to assist the Company in its initial financing. In September 1995, the Company also entered into

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

a consulting agreement with CSO, pursuant to which CSO provided financial advisory services to the Company for an annual fee of $120,000. The consulting agreement terminated in September 1996. In March 1997, the Company entered into a consulting agreement with CSO which provides for business development, operations and financial advisory services to be performed by CSO for an annual fee of $120,000. The agreement has a term of one year and is renewed automatically unless terminated by either party with 60 days written notice. Two members of CSO are also directors of the Company. Through December 31, 1996 and March 31, 1997, the Company has paid $120,000 in fees to CSO under these arrangements.

 Promissory Note to Chairman of the Board

  DSI entered into a promissory note with an individual who is the Company's founder, a shareholder and the Chairman of the Board of Directors, in each of December 1992 and December 1993 in the aggregate principal amount of $100,667. These notes are among the liabilities assumed by the Company pursuant to the 1995 Settlement Agreement. In November 1996, the Company entered into a promissory note with the same individual in the aggregate principal amount of $50,000. All the notes bear interest at 6% per annum on the outstanding principal balance. The notes are due upon the Company's receipt of at least $1 million in net proceeds in additional equity financing to the Company. The aggregate principal balance of all outstanding notes including the related interest due the Chairman is $171,488 and $173,747 as of December 31, 1996 and March 31, 1997, respectively.

 Promissory Note to Shareholder

  In July 1993, DSI signed two promissory notes with a shareholder who is also the secretary to the Board of Directors. These notes are among the liabilities assumed by the Company pursuant to the 1995 Settlement Agreement. The principal of the notes aggregates $100,000, bears interest at 6.5% per annum, and is due at the earlier of the Company's receipt of at least $500,000 in net proceeds from additional equity financing, but not later than December 31, 1997. The aggregate principal balance of all outstanding notes including the related interest due the shareholder is $122,750 and $124,375 as of December 31, 1996 and March 31, 1997, respectively.

(7) SHAREHOLDERS' EQUITY

 Convertible Preferred Stock

  The Company is authorized to issue 10,000,000 shares of preferred stock, designated as Series A convertible preferred stock (2,505,000 shares designated) and Series B preferred stock (500,000 shares designated). Preferred shareholders are entitled to receive noncumulative dividends at the rate of $0.02451616 and $0.08 per annum, for each share of Series A, and Series B preferred shares outstanding, respectively, when and if declared by the Board of Directors, payable in preference to common stock dividends. No dividends have been declared or paid by the Company.

  In the event of any liquidation, dissolution, or winding up of the Company, the holders of the Series A and Series B preferred shares shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the common shareholders, $0.306452 and $1.00, respectively, for each share of Series A and Series B preferred stock, respectively, held by them, and all declared but unpaid dividends on the preferred shares.

  The holders of each share of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date for determination of the shareholders entitled to vote on such matter.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

  Each share of preferred stock is convertible at any time at the option of the holder into shares of common stock at the then effective conversion price. The conversion price per share of Series A and Series B preferred stock shall be $0.919356 and $3.00, respectively, and is subject to adjustment as specified in the articles of incorporation. Conversion of preferred shares is automatic upon the closing of a public offering registered under the Securities Act of 1933, with aggregate proceeds of not less than $3,500,000. Such conversion shall be deemed to have been made immediately prior to the closing of such underwritten public offering of securities.

 Common Shares

  The Company is authorized to issue 25,000,000 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Company.

  Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors.

 1995 Stock Option Plan

  The Company's 1995 Stock Option Plan ( the "Plan") was adopted by the Board of Directors and approved by the shareholders in September 1995, and has subsequently been amended. As of December 31, 1996 a total of 416,667 shares of common stock have been reserved for issuance under the Plan. The Plan provides for the granting to employees of the Company, including officers and employee directors, of incentive stock options, and for the granting of nonstatutory stock options to employees and consultants of the Company.

  The exercise price of all stock options granted under the Plan must be at least 100% of the fair value of the common stock of the Company on the grant date. The term of an incentive stock option may not exceed ten years from the date of grant. An option shall be exercisable on or after each vesting date in accordance with the terms set forth in the option agreement; provided, however, that the right to exercise an option generally vests at the rate of at least 25% per year over four years from the grant date.

 Stock-Based Compensation

  During 1996, the Company adopted SFAS 123. In accordance with the Statement, the Company applies APBO 25 in accounting for option grants to employees under the Plan and, accordingly, does not recognize compensation expense for options granted to employees at fair value, only those options granted at prices below fair value. The valuation related to stock options granted to non-employees was immaterial and, therefore, no value was recorded in the financial statements.

  The Company used the minimum value method to determine the fair value of stock options at the grant date issued in 1995 and 1996 using the following weighted average assumptions for 1995 and 1996, respectively: risk free interest rates of 6.6% and 6.4%, respectively, and a weighted average expected option life of 2 and 4 years, respectively. The weighted average estimated fair value of employee stock options granted during 1995 and 1996 was $0.0014 and $1.13 per share, respectively.

  The effect of applying the minimum value method of SFAS 123 in determining the fair values of stock options in 1995 and 1996 did not result in pro forma net loss and loss per share that are materially different from historical amounts reported. Therefore, such pro forma information is not presented herein. Future pro forma results of operations may be materially different from actual amounts reported.

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

  A summary of the Company's stock option activity, and related information for the period from inception (August 7, 1995) to March 31, 1997 follows:

                                                         OUTSTANDING OPTIONS
                                                     ----------------------------
                                           SHARES    NUMBER
                                          AVAILABLE    OF     PRICE PER AGGREGATE
                                          FOR GRANT  SHARES     SHARE     PRICE
                                          ---------  -------  --------- ---------
 Shares authorized.......................  250,000
 Options granted......................... (120,000)  120,000    0.09      10,800
                                          --------   -------    ----     -------
Balanced at December 31, 1995............  130,000   120,000    0.09      10,800
 Shares authorized.......................      --        --      --          --
 Options granted at fair value...........   (3,334)    3,334    0.09         300
 Options granted below fair value........  (83,333)   83,333    0.90      75,000
 Options cancelled.......................      --        --      --          --
 Options exercised.......................      --    (91,667)   0.09      (8,250)
                                          --------   -------    ----     -------
Balance at December 31, 1996.............   43,333   115,000    0.68      77,850
 Shares authorized.......................  166,667       --      --          --
 Options granted at fair value...........      --        --      --          --
 Options granted below fair value........  (81,667)   81,667    3.00     245,000
 Options cancelled.......................      --        --      --          --
 Options exercised.......................      --        --      --          --
                                          --------   -------    ----     -------
Balance at March 31, 1997................  128,333   196,667    1.64     322,850
                                          ========   =======    ====     =======

  Exercise prices for options outstanding as of December 31, 1996 ranged from $0.09 to $0.90. The following table summarizes information about options outstanding at December 31, 1996:

                                    OUTSTANDING OPTIONS       EXERCISABLE OPTIONS
                               ------------------------------ ---------------------
                                         WEIGHTED  REMAINING              WEIGHTED
                                         AVERAGE  CONTRACTUAL  NUMBER     AVERAGE
                               NUMBER OF EXERCISE  LIFE (IN      OF       EXERCISE
 EXRCISE PRICESE                OPTIONS   PRICE     YEARS)     OPTIONS     PRICE
---------------                --------- -------- ----------- ---------  ----------
      $0.09...................   31,667   $0.09      8.87          7,083  $    0.09
      $0.90...................   83,333    0.90      9.83            --         --
                                -------
                                115,000
                                =======

  Exercise prices for options outstanding as of March 31, 1997 ranged from $0.09 to $3.00. The following table summarizes information about options outstanding at March 31, 1997:

                                    OUTSTANDING OPTIONS       EXERCISABLE OPTIONS
                               ------------------------------ ---------------------
                                         WEIGHTED  REMAINING              WEIGHTED
                                         AVERAGE  CONTRACTUAL  NUMBER     AVERAGE
                               NUMBER OF EXERCISE  LIFE (IN      OF       EXERCISE
 EXRCISE PRICESE                OPTIONS   PRICE     YEARS)     OPTIONS     PRICE
---------------                --------- -------- ----------- ---------  ----------
      $0.09...................   31,667   $0.09      8.62          7,083  $    0.09
      $0.90...................   83,333    0.90      9.58            --         --
      $3.00...................   81,667    3.00      9.83            --         --
                                -------
                                196,667
                                =======

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

  In December 1996, the Company granted an option to purchase 83,333 shares of common stock at $0.90 per share. Deferred compensation of $275,000 was recorded on this option grant based on the deemed fair value of common stock on the date of grant of approximately $4.20. In January 1997, the Company granted options to purchase 81,667 shares of common stock at $3.00 per share and additional deferred compensation of approximately $98,000 has been recorded in the quarter ended March 31, 1997 based on the deemed fair value of common stock on the grant date of $4.20. In April 1997, the Company granted options to purchase 71,666 shares of common stock at $3.00 per share. In June 1997, the Company granted options to purchase 33,333 shares of common stock at exercise prices ranging from $3.00 to $5.25 per share and options to purchase 35,000 shares at an exercise price equal to the closing price of the Company's anticipated initial public offering. Deferred compensation of approximately $144,000 related to certain of the aforementioned stock options will be recorded in the quarter ending June 30, 1997. The fair value of the underlying common stock, as determined by the Board of Directors approximated $4.80 in April 1997 and $5.25 in June 1997.

(8) INCOME TAXES

  As of December 31, 1996 the Company had federal net operating loss carryforwards of approximately $500,000. The primary difference between the accumulated deficit and the net operating loss carryforwards relates to the exclusion of deferred compensation which will not be paid prior to March 15, 1997 for tax purposes. The net operating loss carryforwards will expire at various dates beginning on 2010 through 2011 if not utilized.

  Utilization of the net operating losses and credits may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitations may result in the expiration of net operating losses before utilization.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amount used for income tax purposes.

  Significant components of the Company's deferred tax assets as of December 31 are as follows:

                                                       INCEPTION
                                                       (AUGUST 7,
                                                        1995) TO
                                                      DECEMBER 31, DECEMBER 31,
                                                          1995         1996
                                                      ------------ ------------
      Net operating loss carryforward................  $  65,000    $ 380,000
      Deferred compensation..........................     50,000      120,000
                                                       ---------    ---------
      Total deferred tax assets......................    115,000      500,000
      Valuation allowance for deferred tax assets....   (115,000)    (500,000)
                                                       ---------    ---------
        Total........................................  $     --     $     --
                                                       =========    =========

                                 DEPOMED, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

(9) SUBSEQUENT EVENTS

  In January 1997, the board of directors authorized management of the Company to file a registration statement with the SEC permitting the Company to sell shares of its common stock and warrants to the public. If the initial public offering is consummated under the terms currently anticipated, all of the preferred stock outstanding will automatically convert into 908,622 shares of common stock. Unaudited pro forma shareholders' equity, as adjusted for the assumed conversion of the preferred shares, is set forth on the balance sheet.

  Also in January 1997, the board of directors of the Company authorized a 3-for-1 reverse stock split, in which three shares of common stock will be exchanged for one share of common stock. Following shareholder approval, the
stock split was effected on      , 1997. Effective upon closing of the initial
public offering, the Company will become authorized to issue 5,000,000 shares of preferred stock and 25,000,000 shares of common stock. All share and per share amounts, as well as the dividend and liquidation preferences from preferred stock, included in the accompanying financial statements have been retroactively adjusted to reflect the reverse stock split.

  In April 1997, the Company arranged a financing facility of up to $1,000,000 of one-year notes to accredited investors (the "Bridge Financing"). The terms of the borrowing include a mandatory payment requirement upon the closing of an initial public offering prior to the Bridge Financing's maturity. The Bridge Financing bears interest at the rate of 6% per annum and further provides for the issuance of warrants upon the closing of an initial public offering (the "Bridge Warrants"). The Bridge Warrants entitle the investors to purchase the number of shares of Common Stock which equals 50% of their investment divided by the initial public offering price of the Common Stock, exercisable at a price equal to the initial public offering price of the Common Stock. The Bridge Warrants may be exercised during the 4 year period beginning one year after the date of the initial public offering.

  In April 1997, the Board of Directors approved an increase of 250,000 shares to the Company's 1995 Stock Option Plan.

 Oakmont Pharmaceuticals, Inc.

  In April 1997, the Company and Oakmont signed a letter of intent to enter into an agreement pursuant to which Oakmont will manufacture the Company's reduced irritation aspirin and enhanced absorption calcium supplement products and have rights to distribute and sell these products in territories to be determined. The letter of intent also provides for the Company and Oakmont each to offer rights to future products to the other party.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   7
Use of Proceeds..........................................................  17
Dividend Policy..........................................................  18
Capitalization...........................................................  19
Dilution.................................................................  20
Selected Financial Data..................................................  21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  22
Business.................................................................  25
Management...............................................................  39
Certain Transactions.....................................................  44
Principal Shareholders...................................................  45
Description of Securities................................................  46
Shares Eligible for Future Sale..........................................  49
Underwriting.............................................................  50
Legal Matters............................................................  52
Experts..................................................................  52
Additional Information...................................................  52
Index to Financial Statements............................................ F-1

                                ---------------

  UNTIL     , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 DEPOMED, INC.

                               2,500,000 SHARES
                                OF COMMON STOCK
                                      AND
                             1,250,000 REDEEMABLE
                                 COMMON STOCK
                               PURCHASE WARRANTS

                               -----------------

                                  PROSPECTUS

                               -----------------


                              NATIONAL SECURITIES
                                  CORPORATION


                                        , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The registrant has the power to indemnify its directors and officers against liability for certain acts pursuant to Section 317 of the California Corporations Code. Article IV of the registrant's Third Amended and Restated Articles of Incorporation provides as follows:

  "The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by by-law, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of that expressly permitted by Section 371 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in
  Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following-table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the Common Stock being registered. All amounts are estimated except the Commission Registration Fee, the NASD Filing Fee and the American Stock Exchange Application Fee.

   SEC Registration Fee............................................... $ 11,370
   NASD Filing Fee....................................................    4,252
   American Stock Exchange Application Fee............................   42,500
   Blue Sky Qualification Fees and Expenses...........................   20,000
   Accounting Fees and Expenses.......................................  140,000
   Legal Fees and Expenses............................................  175,000
   Transfer Agent and Registrar Fees..................................    5,000
   Directors' and Officers' Insurance.................................  115,000
   Printing and Engraving.............................................  120,000
   Miscellaneous......................................................   22,516
                                                                       --------
       Total.......................................................... $655,638
                                                                       ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

  During the past three years, the registrant has issued the securities set forth below which were not registered under the Securities Act of 1933, as amended (the "Securities Act").

  In March 1994, DepoMed Systems, Inc. ("DSI") a company founded and principally owned by Dr. John W. Shell was merged into M6 Pharmaceuticals, Inc. ("M6"). In August 1995, pursuant to a settlement agreement between DSI and Dr. Shell, on the one hand, and M6, on the other hand, M6 transferred all of the intellectual property and other technology assets attributable to DSI to the Company, and the Company assumed certain liabilities related thereto. In September 1995, the Company issued 2,066,667 shares of its Common Stock to Dr. Shell and other prior shareholders of DSI in cancellation of the M6 stock received in the merger. The shares were issued under section 4(2) of the Securities Act.

  In September 1995, the Company also issued 1,196,491 shares of Common Stock to CSO Ventures LLC ("CSO") in consideration of the prior agreement of CSO to lend the Company $100,000 to finance the litigation against M6 and to assist the Company in its initial financing. The shares were issued under section 4(2) of the Securities Act.

  In November 1995, the Company sold 2,447,368 shares of Series A Preferred Stock to certain accredited investors. The shares were issued under section 4(2) of the Securities Act.

  In the first quarter of 1997, the Company sold 278,500 shares of Series B Preferred Stock to eight accredited investors. The shares were issued under section 4(2) of the Securities Act. See "Principal Shareholders."

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

    1.1 Form of Underwriting Agreement
   *3.1 Third Amended and Restated Articles of Incorporation
    3.2 Form of Amended and Restated Articles of Incorporation (to become effective upon closing of the Offering)
   *3.3 Bylaws
  **4.1 Specimen Common Stock Certificate
  **4.2 Specimen Warrant Certificate
    4.3 Form of Representative's Warrant Agreement including form of
         Representative's Warrant
    4.4 Form of Warrant Agreement
    4.5 Form of Lock-up Agreement
  **5.1 Opinion of Heller Ehrman White & McAuliffe
  *10.1 1995 Incentive Stock Plan, as amended
 *+10.2 Agreement dated July 11, 1996 between the Company and Bristol-Myers
         Squibb Company
 *+10.3 Feasibility Agreement dated May 13, 1996 between the Company and
         GalaGen Inc.
  *10.4 Agreement dated March 18, 1997 between the Company and CSO Ventures LLC
   10.5 Lease Agreement between the Company and 1170 Chess Drive Limited
         Partnership dated September 2, 1992
  *10.6 First Amendment to lease agreement dated January 1, 1996 between the
         Company and SKW II Real Estate Partnership
   10.7 Employment Agreement between DepoMed, Inc. and John W. Shell
   10.8 Employment Agreement between DepoMed, Inc. and John W. Fara
   10.9 Agreement re: Settlement of Lawsuit, Conveyance of Assets and
         Assumption of Liabilities dated August 28, 1995 by and among DepoMed
         Systems, Inc., Dr. John W. Shell and M6 Pharmaceuticals, Inc.
   11.1 Statement re: computation of net loss per share
   23.1 Consent of Ernst & Young LLP, Independent Auditors
 **23.2 Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1)
  *24.1 Power of Attorney (included on pages II-4 and II-5)
   27.1 Financial Data Schedule

--------

*  Previously filed.

** To be filed by amendment.

+  Confidential treatment requested.

ITEM 28. UNDERTAKINGS.

  (1) The undersigned Registrant hereby undertakes that it will:

    (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act,

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

    (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

  (2) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of each issue.

  (4) The undersigned Registrant hereby undertakes that it will:

    (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

    (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, California on June 17, 1997.

                                          DEPOMED, INC.

                                             /s/ John F. Hamilton
                                          By: ___________________________

                                             John F. Hamilton

                                             Vice President, Finance, Chief
                                             Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.



            *                          Chairman of the          June 17, 1997
-------------------------------         Board of Directors
     John W. Shell, Ph.D.               and Chief
                                        Scientific Officer




            *                          President, Chief         June 17, 1997
-------------------------------         Executive Officer
      John W. Fara, Ph.D.               and Director
                                        (Principal
                                        Executive Officer)




            *                          Vice President,          June 17, 1997
-------------------------------         Operations and
         John N. Shell                  Director



   /s/ John F. Hamilton                Vice President,          June 17, 1997
-------------------------------         Finance Chief
       John F. Hamilton                 Financial Officer
                                        (Principal
                                        Financial Officer)



            *                          Director                 June 17, 1997
-------------------------------
       Judson A. Cooper



            *                          Director                 June 17, 1997
-------------------------------
     Joshua Schein, Ph.D.



*By:  /s/ John F. Hamilton
     --------------------------
          JOHN F. HAMILTON
          ATTORNEY-IN-FACT


                               INDEX TO EXHIBITS

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
  PAGE                         DESCRIPTION                            PAGE
 -------                       -----------                        ------------
    1.1  Form of Underwriting Agreement
   *3.1  Third Amended and Restated Articles of Incorporation
    3.2  Form of Amended and Restated Articles of Incorporation
          (to become effective upon closing of the Offering)
   *3.3  Bylaws
  **4.1  Specimen Common Stock Certificate
  **4.2  Specimen Warrant Certificate
    4.3  Form of Representative's Warrant Agreement including
          form of Representative's Warrant
    4.4  Form of Warrant Agreement
    4.5  Form of Lock-up Agreement
  **5.1  Opinion of Heller Ehrman White & McAuliffe
  *10.1  1995 Incentive Stock Plan, as amended
 *+10.2  Agreement dated July 11, 1996 between the Company and
          Bristol-Myers Squibb Company
 *+10.3  Feasibility Agreement dated May 13, 1996 between the
          Company and GalaGen Inc.
  *10.4  Agreement dated March 18, 1997 between the Company and
          CSO Ventures LLC
   10.5  Lease Agreement between the Company and 1170 Chess
          Drive Limited Partnership dated September 2, 1992
  *10.6  First Amendment to lease agreement dated January 1,
          1996 between the Company and SKW II Real Estate
          Partnership
   10.7  Employment Agreement between DepoMed, Inc. and John W.
          Shell
   10.8  Employment Agreement between DepoMed, Inc. and John W.
          Fara
   10.9  Agreement re: Settlement of Lawsuit, Conveyance of
          Assets and Assumption of Liabilities dated August 28,
          1995 by and among DepoMed Systems, Inc., Dr. John W.
          Shell and M6 Pharmaceuticals, Inc.
   11.1  Statement re: computation of net loss per share
   23.1  Consent of Ernst & Young LLP, Independent Auditors
 **23.2  Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1)
  *24.1  Power of Attorney (included on pages II-4 and II-5)
   27.1  Financial Data Schedule

--------

*  Previously filed.

** To be filed by amendment.

+  Confidential treatment requested.